                                                                     EXHIBIT 2.1


                                 AGREEMENT AND

                             PLAN OF REORGANIZATION

                              DATED APRIL 28, 1996

                                 BY AND BETWEEN

                            VISIGENIC SOFTWARE, INC.

                                      AND

                    POST MODERN COMPUTING TECHNOLOGIES INC.

                                 TABLE OF CONTENTS
                                 -----------------
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                                                                             Page
                                                                             ----
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1.   Certain Definitions.....................................................  1
     1.1   "Affiliate".......................................................  1
     1.2   "Code"............................................................  1
     1.3   "Commission"......................................................  1
     1.4   "Dissenting Shares"...............................................  1
     1.5   "Key Employees"...................................................  1
     1.6   "Post Modern Products"............................................  1
     1.7   "Post Modern Shares"..............................................  1
     1.8   "Securities"......................................................  2
     1.9   "Securities Act"..................................................  2
     1.10  "Shareholders"....................................................  2
     1.11  "Transaction Documents"...........................................  2
     1.12  "Visigenic Products"..............................................  2
2.   Plan of Reorganization..................................................  2
     2.1   The Merger........................................................  2
     2.2   Conversion of Shares and Substitution of Options..................  2
     2.3   Fractional Shares.................................................  3
     2.4   Escrow Agreement..................................................  3
     2.5   Appraisal Rights..................................................  3
     2.6   The Closing.......................................................  4
     2.7   Effective Time....................................................  4
     2.8   Tax Free Reorganization...........................................  4
     2.9   Exemption from Registration; California Permit....................  4
     2.10  Restricted Securities.............................................  4
3.   Representations and Warranties of Post Modern..........................   5
     3.1  Organization......................................................   5
     3.2  Capitalization....................................................   5
     3.3  Power, Authority and Validity.....................................   6
     3.4  Financial Statements..............................................   6
     3.5  Tax Matters.......................................................   7
     3.6  Tax Free Reorganization...........................................   7
     3.7  Absence of Certain Changes or Events..............................   8
     3.8  Title and Related Matters.........................................   9
     3.9  Proprietary Rights................................................   9
     3.10 Employee Benefit Plans............................................  11
     3.11 Bank Accounts.....................................................  11
     3.12 Contracts.........................................................  11
     3.13 Orders, Commitments and Returns...................................  13
     3.14 Compliance With Law...............................................  13
     3.15 Labor Difficulties; No Discrimination.............................  13
     3.16 Trade Regulation..................................................  14
     3.17 Insider Transactions..............................................  14
     3.18 Employees, Independent Contractors and Consultants................  14
     3.19 Insurance.........................................................  14
     3.20 Litigation........................................................  14
     3.21 Permit Application; Information Statement.........................  14
     3.22 Governmental Authorizations and Regulations.......................  15
     3.23 Subsidiaries......................................................  15
     3.24 Compliance with Environmental Requirements........................  15
     3.25 Corporate Documents...............................................  16
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     3.26 No Brokers........................................................  16
     3.27 Disclosure........................................................  16
[CAPTION]
4.   Representations and Warranties of Visigenic...........................   16
[C]        [S]                                                              [C]
     4.1  Organization......................................................  16
     4.2  Capitalization....................................................  17
     4.3  Power, Authority and Validity.....................................  17
     4.4  Financial Statements..............................................  18
     4.5  Tax Matters.......................................................  18
     4.6  Tax Free Reorganization...........................................  19
     4.7  Absence of Certain Changes or Events..............................  19
     4.8  Title and Related Matters.........................................  20
     4.9  Proprietary Rights................................................  21
     4.10 Employee Benefit Plans............................................  22
     4.11 Bank Accounts.....................................................  22
     4.12 Contracts.........................................................  22
     4.13 Orders, Commitments and Returns...................................  24
     4.14 Compliance With Law...............................................  24
     4.15 Labor Difficulties; No Discrimination.............................  24
     4.16 Trade Regulation..................................................  25
     4.17 Insider Transactions..............................................  25
     4.18 Employees, Independent Contractors and Consultants................  25
     4.19 Insurance.........................................................  25
     4.20 Litigation........................................................  25
     4.21 Permit Application; Information Statement.........................  26
     4.22 Governmental Authorizations and Regulations.......................  26
     4.23 Subsidiaries......................................................  26
     4.24 Compliance with Environmental Requirements........................  26
     4.25 Corporate Documents...............................................  27
     4.26 No Brokers........................................................  27
     4.27 Disclosure........................................................  27
[CAPTION]
5.   Preclosing Covenants of Post Modern and Visigenic......................  27
[C]        [S]                                                              [C]
     5.1  Material Consents.................................................  27
     5.2  Employment Agreements, Other Commitments Terminated...............  27
     5.3  Voting Agreement and Irrevocable Proxies..........................  28
     5.4  Advice of Changes.................................................  28
[CAPTION]
6.   Mutual Covenants.......................................................  28
[C]        [S]                                                              [C]
     6.1  Conduct of Business...............................................  28
     6.2  Shareholders' Tax Representations.................................  30
     6.3  Conduct of Business...............................................  30
     6.4  No Public Announcement............................................  31
     6.5  Other Negotiations................................................  31
     6.6  Due Diligence, Investigation, and Audits..........................  31
     6.7  Regulatory Filings; Consents; Reasonable Efforts..................  31
     6.8  Further Assurances................................................  32
[CAPTION]
7.   Closing Matters........................................................  32
[C]        [S]                                                              [C]
     7.1  Filing of Certificate of Merger...................................  32
     7.2  Exchange of Certificates..........................................  32
     7.3  Delivery of Documents.............................................  33
[CAPTION]
8.   Conditions to Post Modern's Obligations................................  33
[C]        [S]                                                              [C]
     8.1  Accuracy of Representations and Warranties........................  33

                                      ii
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                                                    Table of Contents, continued


     8.2  Covenants.........................................................  33
     8.3  No Litigation.....................................................  33
     8.4  Authorizations....................................................  33
     8.5  Government Consents...............................................  33
     8.6  Due Diligence.....................................................  33
     8.7  Visigenic Certificate of Incorporation............................  34
     8.8  Supplemental Registration Rights Agreement........................  34
     8.9  Election of Vice President, Chief Technical Officer and Director..  34
     8.10 Voting Agreement..................................................  34
     8.11 No Adverse Development............................................  34
     8.12 Supplement to Stockholder Agreement...............................  34
     8.13 Bonus Agreement...................................................  34
     8.14 Dissenting Stockholders of Visigenic..............................  34
     8.15 Commitment from Mr. Roger Sippl...................................  34
     8.16 Date of Closing...................................................  34
     8.17 Payment to Listed Employees.......................................  34
     8.18 Payment to Post Modern Shareholders...............................  34
     8.19 Fairness Hearing..................................................  35
     8.20 Opinion of Visigenic's Counsel....................................  35
     8.21 Litigation; Violation of Law......................................  35
     8.22 Filing of Certificate of Merger...................................  35

9.   Conditions to Visigenic's Obligations..................................  35
     9.1  Accuracy of Representations and Warranties........................  35
     9.2  Covenants.........................................................  35
     9.3  No Litigation.....................................................  35
     9.4  Authorizations....................................................  35
     9.5  Required Consents.................................................  35
     9.6  Government Consents...............................................  36
     9.7  Due Diligence.....................................................  36
     9.8  Visigenic Certificate of Incorporation............................  36
     9.9  Non-Compete and Non-Solicitation Agreements.......................  36
     9.10 Offers of Employment Accepted.....................................  36
     9.12 Supplemental Registration Rights Agreement........................  36
     9.13 Voting Agreement..................................................  36
     9.14 Supplement to Stockholder Agreement...............................  36
     9.15 Bonus Agreement...................................................  36
     9.16 Date of Closing...................................................  36
     9.17 Fairness Hearing..................................................  36
     9.18 Opinion of Post Modern's Counsel..................................  36

10.  Termination of Agreement...............................................  37
     10.1  Termination......................................................  37
     10.2  Liability for Termination........................................  37
     10.3  Certain Effects of Termination...................................  37
     10.4  Remedies.........................................................  37
     10.5  Right to Damages.................................................  38

11.  Indemnification........................................................  38
     11.1  Survival of Representations, Warranties, Covenants and Agreements  38

                                      iii
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                                                    Table of Contents, continued


     11.2  Indemnification by Post Modern...................................  39
     11.3  Indemnification by Visigenic.....................................  40
     11.4  Arbitration......................................................  40
     11.5  Limitation on Indemnification....................................  41
     11.6  The Shareholders Representatives; Power of Attorney..............  41
     11.7  Escrow...........................................................  41

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12.  Miscellaneous..........................................................  42
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     12.1  Governing Laws...................................................  42
     12.2  Binding upon Successors and Assigns..............................  42
     12.3  Severability.....................................................  42
     12.4  Entire Agreement.................................................  42
     12.5  Counterparts.....................................................  42
     12.6  Expenses.........................................................  43
     12.7  Amendment and Waivers............................................  43
     12.8  Survival of Agreements...........................................  43
     12.9  No Waiver........................................................  43
     12.10 Attorneys' Fees..................................................  43
     12.11 Notices..........................................................  43
     12.12 Time.............................................................  44
     12.13 Construction of Agreement........................................  44
     12.14 No Joint Venture.................................................  44
     12.15 Pronouns.........................................................  44
     12.16 Further Assurances...............................................  44
     12.17 Absence of Third Party Beneficiary Rights........................  44

                      AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into this 28th day of April, 1996, by and between Visigenic Software, Inc., a Delaware corporation ("Visigenic"), and Post Modern Computing Technologies Inc., a California corporation ("Post Modern").

                                    RECITAL
                                    -------

     WHEREAS, subject to and in accordance with the terms and conditions of this Agreement and pursuant to the Certificate of Merger attached hereto as Exhibit A
                                                                       ---------
("Certificate of Merger"), the respective Board of Directors and security holders of Visigenic and Post Modern have approved the merger of Post Modern with and into Visigenic (the "Merger"), whereby all of the outstanding shares of common stock of Post Modern ("Post Modern Stock") will be converted into shares of common stock of Visigenic ("Visigenic Common Stock"), and all outstanding options to purchase Post Modern Stock will be exchanged for options to purchase Visigenic Common Stock.

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

     1.   Certain Definitions.
          -------------------

          1.1 "Affiliate" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

          1.2 "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

          1.3 "Commission" shall mean the United States Securities and Exchange Commission.

          1.4 "Dissenting Shares" shall mean those shares held by holders who perfect their appraisal rights under the laws of California with respect thereto.

          1.5 "Key Employees" shall mean Jens Christensen, Neguine Navab, Prasad Mokkapati, Suresh Challa, Johnathan Weedon and Alain Demour.

          1.6 "Post Modern Products" shall mean all versions and implementations of any product which has been or is being marketed by Post Modern or currently is under development, and all patents, patent applications, trade secrets, copyrights, trademarks, trade names and other proprietary rights related thereto.

          1.7 "Post Modern Shares" shall mean the shares of Post Modern capital stock issued and outstanding at the effective time of the Merger, other than the Dissenting Shares.

          1.8 "Securities" shall mean the Post Modern Shares, Dissenting Shares and the Post Modern Options.

          1.9 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

          1.10 "Shareholders" shall mean the holders of the outstanding shares of Post Modern Shares.

          1.11 "Transaction Documents" shall mean all documents or agreements attached as an exhibit or schedule hereto, and set forth on the Table of Contents.

          1.12 "Visigenic Products" shall mean all versions and implementations of any product which has been or is being marketed by Visigenic or currently is under development, and all patents, patent applications, trade secrets, copyrights, trademarks, trade names and other proprietary rights related thereto.

     2.   Plan of Reorganization.
          ----------------------

          2.1  The Merger.  Subject to the terms and conditions of this
               ----------
Agreement and the Certificate of Merger, Post Modern shall be merged with and into Visigenic in accordance with the applicable provisions of the laws of the State of California and the State of Delaware, and with the terms and conditions of this Agreement and the Certificate of Merger, so that:

                (a) At the Effective Time, Post Modern shall be merged with and into Visigenic. As a result of the Merger, the separate corporate existence of Post Modern shall cease and Visigenic shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of Visigenic in accordance with the laws of California and Delaware.

                (b) The Certificate of Incorporation and Bylaws of Visigenic in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation after the Effective Time unless and until further amended as provided by law.

                (c) Subject to the terms of this Agreement, the directors and officers of Visigenic immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time. Such directors and officers shall hold their position until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the Surviving Corporation.

          2.2  Conversion of Shares and Substitution of Options.
               ------------------------------------------------

               (a) Each share of Post Modern Stock, issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into that number of share(s) of fully paid and nonassessable of Visigenic Common Stock determined by dividing 7,500,000 by the sum of (i) all shares of common stock of Post Modern outstanding immediately prior to the Effective Time, including shares of common stock of Post Modern sold by the Shareholders to Visigenic for cash at the Closing, and (ii) all securities and rights of Post Modern that are, directly or indirectly, convertible into or exchangeable or exercisable for, or represent rights to acquire shares of Post Modern's common stock, expressed as if converted, exchanged and exercised in full, and outstanding immediately prior to the Effective Time. As used in this Agreement, "Exchange Ratio" will mean the ratio determined in accordance with the previous sentence (the shares of Visigenic Common Stock issued pursuant hereto shall also be referred to as the "Merger Consideration").


               (b) Each option to purchase shares of Post Modern Stock ("Post Modern Option") that is outstanding immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be assumed by Visigenic and converted into an option (a "Visigenic Option") to purchase that number of shares of Visigenic Common Stock determined by multiplying the number of shares of Post Modern common stock issuable upon exercise of such option by the Exchange Ratio (with the resulting number of shares of Visigenic Common Stock rounded down to the nearest whole number). The exercise price per share of Visigenic Common Stock purchasable under each such Visigenic Option will be equal to the exercise price of the Post Modern Option (per share of Post Modern Stock) divided by the Exchange Ratio (with the resulting amount rounded up to the nearest whole cent). Continuous employment with Post Modern, whether occurring before or after the Effective Time, shall be credited to an optionee for purposes of determining the number of shares subject to exercise, vesting or repurchase after the Effective Time. It is the intention of the parties that the assumption of Post Modern Options shall meet the requirements of Section 424(a) of the Code and that, therefore, the Post Modern Options assumed by Visigenic qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code ("incentive stock options") to the extent the Post Modern Options qualified as incentive stock options prior to the Effective Time. After the Effective Time, Visigenic shall issue to each holder of an outstanding Post Modern Option a document evidencing the foregoing assumption by Visigenic. No fractional shares of Visigenic Common Stock shall be issued in connection with options. All fractional shares which would otherwise be issuable shall be rounded down to the next full share. All of the other terms of each Visigenic Option will remain the same as the corresponding assumed Post Modern Option.

          2.3  Fractional Shares.  No fractional shares of Visigenic Common
               -----------------
Stock will be issued in connection with the Merger, but in lieu thereof, holders of Post Modern Stock who would otherwise be entitled to receive a fraction of a share of Visigenic Common Stock will receive from Visigenic, promptly after the Effective Time, an agreed upon amount of cash equal to Four Dollars ($4.00) per share of Visigenic Common Stock, multiplied by the fraction of a share of Visigenic Common Stock to which such holder would otherwise be entitled.

          2.4  Escrow Agreement.  At the Effective Time, certificates
               ----------------
representing ten percent (10%) of the shares of the Visigenic Common Stock issued to the holders of Post Modern Stock in the Merger shall be deposited in escrow, on a pro rata basis; and upon each exercise of the Visigenic Options that are issued to holders of Post Modern Options in the Merger, if such occurs between the Effective Time and on or before the final escrow release date, Visigenic will deposit in escrow ten percent (10%) of the shares of Visigenic Common Stock issuable upon such exercise. Such shares (the "Post Modern Escrow Shares") shall be held as collateral for Post Modern's indemnification obligations under Section 11 and pursuant to the provisions of an escrow agreement (the "Escrow Agreement") to be entered into between the parties, with the terms of such agreement to be mutually agreed upon, which terms shall not be inconsistent with the terms set forth in this Agreement.

          2.5  Appraisal Rights.  If holders of Post Modern Stock are entitled
               ----------------
to appraisal rights in connection with the Merger, any Dissenting Shares shall not be converted into a right to receive Visigenic Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the laws of the State of California. Post Modern shall give Visigenic prompt notice of any demand received by Post Modern for appraisal of Post Modern capital stock, and the Representatives, as such term is defined in Section 11.6 herein, shall have the right to control all negotiations and proceedings with respect to such demand, provided that Visigenic shall have the right to participate in all such negotiations and proceedings. Post Modern agrees that, except with the prior written consent of Visigenic or as required under the General Corporation Law of the State of California (the "CGCL"), it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of the CGCL, becomes entitled to payment of the value of shares of Post Modern Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of legal obligation, after the Effective Time of the Merger, to deliver a right to receive Visigenic Common Stock to a holder of shares of Post Modern capital stock who shall have failed to make an effective demand for appraisal or shall have lost his status as a Dissenting Shareholder, Visigenic shall deliver, upon surrender by such Dissenting Shareholder of his certificate or certificates representing shares of Post Modern Stock, as applicable, the Visigenic Common Stock to which such Dissenting Shareholder is then entitled under this Section
2.5 and the Certificate of Merger.

          2.6  The Closing.  Subject to termination of this Agreement as
               -----------
provided in Section 10 below, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich, A Professional Corporation, 400 Hamilton Avenue, Palo Alto, California, as soon as possible upon the satisfaction or waiver of all conditions set forth in Section 8 and Section 9 hereof (the "Closing Date"), or such other time and place as is mutually agreeable to the parties.

          2.7  Effective Time.  Simultaneously with the Closing, the Certificate
               --------------
of Merger shall be filed in the office of the Secretary of State of the State of Delaware. The Merger shall become effective immediately upon the filing of the Certificate of Merger with such office. The date and time of the effectiveness of the Merger under the laws of Delaware is the "Effective Time."

          2.8  Tax Free Reorganization.  The parties intend to adopt this
               -----------------------
Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. Each party agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. The Visigenic Common Stock issued in the Merger will be issued solely in exchange for the Post Modern Stock pursuant to this Agreement, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Post Modern Common Stock. Except for cash paid pursuant to Section 8.14 hereof or in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of
Section 356 of the Code is being paid by Visigenic for the Post Modern Stock.
In addition, Visigenic represents now, and as of the Closing Date, that it presently intends to continue Post Modern's historic business or use a significant portion of Post Modern's business assets in a business.

          2.9  Exemption from Registration; California Permit.  The parties
               ----------------------------------------------
hereto expect that the Visigenic Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act, by reason of Section 3(a)(10) thereof, and that the Visigenic Common Stock and Visigenic's assumption of the Post Modern Options and Post Modern Warrants hereunder will be qualified under the CGCL, pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law. Each of Visigenic and Post Modern shall use its best efforts to (a) file an application for such hearing and qualification within ten (10) days from the date of this Agreement and (b) to obtain such qualification promptly thereafter.

          2.10 Restricted Securities.  The Visigenic Common Stock will be
               ---------------------
subject to the following restrictions

               (a) restrictions imposed by applicable state securities laws;

               (b) certificates representing Visigenic Common Stock will bear legends describing certain of the applicable restrictions on transferability referred to in this Section 2.10.

     3.  Representations and Warranties of Post Modern.  Except as otherwise set
         ---------------------------------------------
forth in the "Post Modern Disclosure Schedule" provided to Visigenic on the date hereof, Post Modern represents and warrants to Visigenic as set forth below. No fact or circumstance disclosed to Visigenic shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the Post Modern Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by Post Modern and Visigenic.

          3.1  Organization.  Post Modern is a corporation duly organized,
               ------------
validly existing and in good standing under the laws of the State of California and has corporate power and authority to carry on its business as it is now being conducted. Post Modern is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a material adverse effect on the operations, assets or financial condition or prospects (a "Material Adverse Effect") of Post Modern. The Post Modern Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of Post Modern and a true and complete list of all states in which Post Modern maintains any employees. The Post Modern Disclosure Schedule contains a true and complete list of all states in which Post Modern is duly qualified to transact business as a foreign corporation. True and complete copies of Post Modern's Articles of Incorporation and Bylaws, as in effect on the date hereof and as to be in effect as of the Closing, have been provided to Visigenic or its representatives.

          3.2  Capitalization.
               --------------

               (a) The authorized capital of Post Modern consists, or will consist prior to the Closing, of 20,000,000 shares of common stock, of which 7,360,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, none of which are outstanding.

               (b) The Post Modern Disclosure Schedule accurately describes the vesting schedules associated with such Post Modern Common Stock and Post Modern Options.

               (c) Post Modern does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any of Post Modern's capital stock or other securities.

               (d) All of the issued and outstanding shares of Post Modern's capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock, and all warrants and options to purchase capital stock of Post Modern, have been issued in full compliance with all applicable federal and state securities laws. None of Post Modern's issued and outstanding shares of capital stock, or options or rights to purchase capital stock of Post Modern, is subject to repurchase or redemption rights. There have not been and are not outstanding any adjustments made or required to be made to the conversion prices set forth in Post Modern's current Articles of Incorporation. All of Post Modern's options have been issued in accordance with its current stock option plan and in accordance with all state securities laws.

               (e) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of Post Modern's capital stock.

               (f) Post Modern is not under any obligation to register under the Securities Act any shares of its capital stock or any other of its securities that might be issued in the future if the Merger were not consummated.

               (g) Post Modern is not a party or subject to any agreement or understanding (and, to Post Modern's best knowledge, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

          3.3  Power, Authority and Validity.
               -----------------------------

               (a) Post Modern has the corporate power to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Post Modern and on the Closing Date, by the shareholders of Post Modern and no other corporate proceedings on the part of Post Modern are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. Post Modern is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of a certificate of merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Post Modern is qualified to do business, and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to Post Modern's business, nor consent of any governmental authority, is required to be obtained on the part of Post Modern to permit the transactions contemplated herein and continue the business activities of Post Modern as previously conducted by Post Modern without material adverse change. This Agreement is, and the other Transaction Documents when executed and delivered by Post Modern shall be, the valid and binding obligations of Post Modern enforceable in accordance with their respective terms.

               (b) The assumption by Visigenic of Post Modern Options in accordance with Section 2.2 will not (i) give the optionees additional benefits which they did not have under their options prior to such assumption (after taking into account the existing provisions of the options, such as their respective exercise prices and vesting schedules) or (ii) constitute a breach of the Post Modern Stock Option Plan or any agreement entered into pursuant to such plan.

          3.4  Financial Statements.
               --------------------

               (a) Post Modern has delivered to Visigenic copies of Post Modern's unaudited balance sheet as of March 31, 1996, and statements of operations, shareholders' equity and cash flow for the period then-ended (the "Post Modern Unaudited Financials") and the unaudited balance sheet as of December 31, 1995, and statements of operations, shareholder's equity and cash flow for the period then ended (collectively, the "Post Modern Financial Statements").

               (b) The Post Modern Financial Statements are complete and in accordance with the books and records of Post Modern and present fairly the financial position of Post Modern as of their historical dates. The Post Modern Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP")(except as to the Post Modern Unaudited Financials, for the absence of footnotes) applied on a basis consistent with prior periods. Except and to the extent reflected or reserved against in such balance sheets (including the notes thereto), Post Modern does not have, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the Post Modern Financial Statements are adequate in light of the contingencies with respect to which they are made.

               (c) Post Modern has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Post Modern Unaudited Financials, except for those (i) that may have been incurred after the date of the Post Modern Financial Statements or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto, except that Post Modern has not established any reserves with respect to the costs and fees associated with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby. All material debts, liabilities, and obligations incurred after the date of the Post Modern Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

          3.5  Tax Matters.
               -----------

               (a) Post Modern has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from Post Modern have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the Post Modern Financial Statements are adequate and there are no tax liens on any property or assets of Post Modern. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

               (b) All taxes which Post Modern has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

               (c) Post Modern is not a party to any tax-sharing agreement or similar arrangement with any other party.

               (d) At no time has Post Modern been included in the federal consolidated income tax return of any affiliated group of corporations.

               (e) No payment which Post Modern is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agreement, severance agreement or otherwise will constitute an excess parachute payment as defined in Section 280G of the Code.

               (f) Post Modern is not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

          3.6  Tax Free Reorganization.
               -----------------------

               (a) Neither Post Modern nor, to the best of its knowledge, any Post Modern shareholder has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

               (b) To the best of Post Modern's knowledge, there is no plan or intention by any Post Modern shareholder to sell, exchange or otherwise dispose of more than fifty percent (50%) of the shares of Visigenic Common Stock to be received in the Merger, including the ten percent (10%) of such shares which a Post Modern shareholder may sell in an initial public offering of the securities of Visigenic.

                    (c) Post Modern is not an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

          3.7  Absence of Certain Changes or Events.  Since March 31, 1996, Post
               ------------------------------------
Modern has not:

               (a) suffered any material adverse change in its financial condition or in the operations of its business, nor any material adverse changes in its balance sheet, (with the Post Modern Financial Statements and any subsequent balance sheet analyzed as if each had been prepared according to
GAAP), and including but not limited to cash distributions or material decreases in the net assets of Post Modern;

               (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its properties or business;

               (c) granted or agreed to make any increase in the compensation payable or to become payable by Post Modern to its officers or employees, except those occurring in the ordinary course of business;

               (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Post Modern or declared any direct or indirect redemption, retirement, purchase or other acquisition by Post Modern of such shares;

               (e) issued any shares of capital stock of Post Modern or any warrants, rights, options or entered into any commitment relating to the shares of Post Modern except for the issuance of Post Modern Shares pursuant to the exercise of outstanding options;

               (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

               (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

               (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

               (i)  suffered any labor dispute;

               (j) engaged in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

               (k) incurred any liabilities except in the ordinary course of business and consistent with past practice which would be required to be disclosed in financial statements prepared in accordance with GAAP;

               (l) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 3.8 hereof, other than any purchase money security interests incurred in the ordinary course of business;

               (m) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of Ten Thousand Dollars ($10,000), or in the aggregate, in excess of Twenty Five Thousand Dollars ($25,000);

               (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or shareholder or any Affiliate or associate of any of the foregoing;

               (o) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the Post Modern Disclosure Schedule; or

               (p) agreed to take any action described in Sections 2.8, 3.6, 3.7, or 4.6 or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

          3.8  Title and Related Matters.  Post Modern has good and marketable
               -------------------------
title to all the properties, interests in properties and assets, real and personal, reflected in the Post Modern Financial Statements or acquired after the date of the Post Modern Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the Post Modern Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than Twenty Five Thousand Dollars ($25,000) in liabilities. The equipment of Post Modern used in the operation of its business is in good operating condition and repair. To Post Modern's best knowledge, all real or personal property leases to which Post Modern is a party are valid, binding, enforceable obligations of Post Modern effective in accordance with their respective terms. There is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default. The Post Modern Disclosure Schedule contains a description of all real and personal property leased or owned by Post Modern, identifying such property and, in the case of real property, stating the monthly rental due, term of lease and square feet leased. True and correct copies of Post Modern's leases have been provided to Visigenic or its representatives.

          3.9  Proprietary Rights.
               ------------------

               (a) Post Modern owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of Post Modern's business as conducted to the date hereof or contemplated, including, without limitation, the technology and all proprietary rights developed or discovered or used in connection with or contained in the Post Modern Products, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "Post Modern Proprietary Rights") and Post Modern has the right to transfer all such rights to Visigenic as contemplated hereby. The foregoing representation as it relates to Post Modern Third Party Technology (as hereinafter defined) is limited to Post Modern's interest pursuant to the Post Modern Third Party Licenses (as hereinafter defined), all of which are valid and enforceable and in full force and effect and which grant Post Modern such rights to Post Modern Third Party Technology as are employed in or necessary to the business of Post Modern as conducted or proposed to be conducted. The Post Modern Disclosure Schedule contains an accurate and complete description of (i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered copyrights in or related to the Post Modern Products, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto, and (ii) a list of all licenses and other agreements with third parties (the "Post Modern Third Party Licenses") relating to any software, inventions, technology, know-how, or processes that Post Modern is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed by Post Modern (such software, inventions, technology, know-how and processes are collectively referred to as the "Post Modern Third Party Technology"). All of Post Modern's trademark or trade name registrations related to the Post Modern Products and all of Post Modern's copyrights in any of the Post Modern Products are valid and in full force and effect; and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against Post Modern (and Post Modern is not aware of any claims which are likely to be asserted against Post Modern or which have been asserted against others) by any person challenging Post Modern's use, possession, manufacture, sale or distribution of Post Modern Products under any patents, trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes utilized by Post Modern (including, without limitation, the Post Modern Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Post Modern Third Party Licenses). There is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the currently planned continued enhancement and exploitation by Post Modern of any of the Post Modern Products. None of the Post Modern Products nor the use or exploitation of any patents, trademarks, trade names, copyrights, software, technology, know-how or processes by Post Modern in its current business infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

               (b) Post Modern has not granted any third party any right to manufacture, reproduce, distribute, market or exploit any of the Post Modern Products or any adaptations, translations, or derivative works based on the Post Modern Products or any portion thereof. Except with respect to the rights of third parties to the Third Party Technology, no third party has any right to manufacture, reproduce, distribute, market or exploit any works or materials of which any of the Post Modern Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

               (c) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the Post Modern Products at any stage of their development (the "Post Modern Components") were written, developed and created solely and exclusively by employees of Post Modern without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to Post Modern by means of valid and enforceable consultant confidentiality and invention assignment agreements, copies of which have been delivered to Visigenic. Post Modern has at all times used commercially reasonable efforts to treat the Post Modern Products and Post Modern Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release into the public domain.

               (d) To the best of Post Modern's knowledge, no employee of Post Modern is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with Post Modern or, to the best of Post Modern's knowledge, any other party because of the nature of the business conducted by Post Modern or proposed to be conducted by Post Modern.

               (e) Each person presently or previously employed by Post Modern (including independent contractors, if any) with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Visigenic or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of Post Modern and such person, enforceable in accordance with their respective terms. To the best of Post Modern's knowledge, neither the execution or delivery of such agreements, nor the carrying on of Post Modern's business as employees by such persons, nor the conduct of Post Modern's business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

               (f) No product liability or warranty claims which individually or in the aggregate could exceed Ten Thousand Dollars ($10,000) have been communicated to or threatened against Post Modern nor, to the best of Post Modern's knowledge, is there any specific situation, set of facts or occurrence that provides a basis for such claim. To the best knowledge of Post Modern, the Post Modern Disclosure Schedule sets forth all material defects known to Post Modern in the Post Modern Products that have been commercially released. For purposes of this Section 3.9(f), Post Modern's Black Widow shall be considered to have been commercially released.

          3.10 Employee Benefit Plans.  There is no unfunded prior service cost
               ----------------------
with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by Post Modern. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by Post Modern conforms to all applicable requirements of the Employees Retirement Income Security Act of 1974. The Post Modern Disclosure Schedule lists and describes all profit-sharing, bonus, incentive, deferred compensation, vacation, severance pay retirement, stock option, group insurance or other plans (whether written or not) providing employee benefits.

          3.11 Bank Accounts.  The Post Modern Disclosure Schedule sets forth
               -------------
the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which Post Modern maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

          3.12 Contracts.
               ---------

               (a) Post Modern has no agreements, contracts or commitments that provide for the sale, licensing or distribution by Post Modern of any of its products, inventions, technology, know-how, trademarks or trade names except in the ordinary course of its business. True and correct copies of each document or instrument described in the Post Modern Disclosure Schedule pursuant to this
Section 3.12(a) have been made available to Visigenic or its representatives.

               (b) Post Modern has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Post Modern of more than Twenty Five Thousand Dollars ($25,000). True and correct copies of each document or instrument set forth in the Post Modern Disclosure Schedule pursuant to this Section 3.12(b) have been made available to Visigenic or its representatives.

               (c) Without limiting the provisions of Section 3.9 and except for any agreements with Visigenic, Post Modern has not granted to any third party (including, without limitation, OEMs and site license customers) any rights to reproduce or manufacture any of the Post Modern Products, nor has Post Modern granted to any third party any exclusive rights of any kind with respect to any of the Post Modern Products, including, without limitation, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Post Modern Products, nor has Post Modern granted any third party any right to market any of the Post Modern Products under any "private label" or "OEM" arrangements pursuant to which Post Modern is not identified as the source of such goods. True and correct copies of each document or instrument listed on the Post Modern Disclosure Schedule pursuant to this
Section 3.12(c) have been made available to Visigenic or its representatives.

               (d) Post Modern has no purchase agreement, contract or commitment that calls for fixed and/or contingent payments by Post Modern that are in excess of the normal, ordinary and usual requirements of business.

               (e) There is no outstanding sales contract, commitment or proposal (including, without limitation, porting and development projects) of Post Modern that is currently expected to result in any loss to Post Modern (before allocation of overhead and administrative costs) upon completion or performance thereof.

               (f) Post Modern has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

               (g) Post Modern has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on no more than thirty (30) days' notice without penalty or liability of any type, including without limitation severance or termination pay.

               (h) Post Modern has no currently effective collective bargaining or union agreements, contracts or commitments.

               (i) Post Modern is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

               (j) Post Modern is under no liability or obligation, and no such outstanding claim has been made, with respect to the return to Post Modern of inventory or merchandise in the possession of wholesalers, distributors, retailers, or other customers, except such liabilities, obligations and claims as, in the aggregate, do not exceed Twenty Five Thousand Dollars ($25,000).

               (k) Post Modern has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

               (l) Post Modern has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Post Modern of any sum not reflected in the Post Modern Financial Statements.

               (m) All material contracts, agreements and instruments to which Post Modern is a party are valid, binding, in full force and effect, and enforceable by Post Modern in accordance with their respective terms. No such material contract, agreement or instrument contains any material liquidated-damages, penalty or similar provision. Post Modern has not received any notice from any party to any such material contract, agreement or instrument that such party intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

               (n) The Post Modern Disclosure Schedule lists all material agreements pursuant to which Post Modern has agreed to manufacture for or supply to any third party any Post Modern Products or components thereto. True and correct copies of each document or instrument listed on the Post Modern Disclosure Schedule pursuant to this Section 3.12(n) have been provided to Visigenic or its representatives. The Post Modern Disclosure Schedule also lists each vendor who manufactures for or supplies to Post Modern any material product or component included in the Post Modern Products or is the sole source for any product or component included in the Post Modern Products.

               (o) Post Modern is not in default under or in breach or violation of, nor, to the best of Post Modern's knowledge, is there any valid basis for any claim of default by Post Modern under, or breach or violation by Post Modern of, any contract, commitment or restriction to which Post Modern is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on Post Modern. To the best of Post Modern's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which Post Modern is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on Post Modern.

               (p) All agreements, contracts and commitments (the "Material Contracts") listed or described in the Post Modern Disclosure Schedule pursuant to this Section 3.12 are assumable, or will otherwise be the property of, the Surviving Corporation following the Merger without further action by the Surviving Corporation or Visigenic. If any of the Material Contracts are not assumable by or will not be the property of, the Surviving Corporation following the Merger, then Post Modern has described in the Post Modern Disclosure Schedule such actions as is necessary for assumption of the Material Contract by the Surviving Corporation.

          3.13 Orders, Commitments and Returns.  All accepted and unfilled
               -------------------------------
orders entered into by Post Modern for the sale, license, or lease or other disposition by Post Modern of its products, and all agreements, contracts, or commitments for the purchase of supplies by Post Modern, were made in the ordinary course of business. No outstanding purchase or outstanding lease commitment of Post Modern is in excess of the normal, ordinary and usual requirements of its business or was made at any price (on both a per unit and aggregate basis) materially in excess of the current market price at the time made, or contains terms and conditions materially more onerous to Post Modern than those usual and customary in the industry.

          3.14 Compliance With Law.  Post Modern is in compliance with all
               -------------------
applicable laws and regulations except where such failure would not have a Material Adverse Effect on Post Modern. Neither Post Modern nor, to the best of Post Modern's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Post Modern has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Post Modern has complied at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products.

          3.15 Labor Difficulties; No Discrimination.
               -------------------------------------

               (a) Post Modern is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours.

               (b) There is no unfair labor practice complaint against Post Modern actually pending or to Post Modern's best knowledge threatened before the National Labor Relations Board.

               (c) There is no strike, labor dispute, slowdown, or stoppage actually pending or to Post Modern's best knowledge, threatened against Post Modern.

               (d) No union representation question exists respecting the employees of Post Modern and, to Post Modern's best knowledge, no union organizing activities are taking place.

               (e) No grievance that might have an adverse effect on Post Modern or the conduct of its business, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to Post Modern's best knowledge, no claims therefor exist.

               (f) No collective bargaining agreement that is binding on Post Modern restricts it from relocating or closing any of its operations.

               (g) Post Modern has not experienced any material work stoppage or other material labor difficulty.

               (h) There is and has been no claim against Post Modern based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor, to Post Modern's best knowledge, is there any basis for any such claim.

          3.16 Trade Regulation.  Post Modern has not terminated its
               ----------------
relationship with or refused to ship Post Modern Products to any dealer, distributor, OEM, third party marketing entity or customer which had theretofore paid or been obligated to pay Post Modern in excess of Ten Thousand Dollars ($10,000) over any consecutive twelve (12) month period. All of the prices charged by Post Modern in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations.
No claims have been communicated or, to the best of Post Modern's knowledge, threatened against Post Modern with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and no specific situation, set of facts, or occurrence provides any basis for any such claim.

          3.17 Insider Transactions.  No Affiliate of Post Modern has any
               --------------------
interest in (i) any material equipment or other property, real or personal, tangible or intangible, including, without limitation, any item of intellectual property, used in connection with or pertaining to the business of Post Modern, or (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of Post Modern; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

          3.18 Employees, Independent Contractors and Consultants.  The Post
               --------------------------------------------------
Modern Disclosure Schedule lists and describes all currently effective consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which Post Modern is a party. True and correct copies of all such written agreements have been provided to Visigenic or its representatives. All salaries and wages paid by Post Modern are in compliance with applicable federal, state and local laws. Post Modern shall disclose in writing to Visigenic the annual rate of compensation, including bonuses and other payments of any kind of all employees. Post Modern's aggregate accrued vacation and severance pay as of March 31, 1996, was not more than Sixty Thousand Dollars ($60,000).

          3.19 Insurance.  The Post Modern Disclosure Schedule contains a list
               ---------
of the principal policies of fire, liability and other forms of insurance held by Post Modern.

          3.20 Litigation.  There are no suits, actions or proceedings pending
               ----------
or, to Post Modern's best knowledge, threatened against or affecting Post Modern or which questions or challenges the validity of this Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Post Modern.

          3.21 Permit Application; Information Statement.  The information
               -----------------------------------------
supplied by Post Modern and which is included in the application for issuance of a permit (the "Permit Application") pursuant to Section 25121 of the California Corporate Securities Act of 1968, as amended (the "California Law"), shall not, at the time the fairness hearing is held pursuant to Section 25142 of the California Law and at the time the qualification of such securities is effective under such Section 25122 of the California Law, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Post Modern for inclusion in the information statement (the "Information Statement") to be sent to the shareholders of Post Modern in connection with the meeting of Post Modern's shareholders to consider this Agreement and the Merger (the "Post Modern Common Shareholders' Meeting") shall not, on the date the Information Statement is first mailed to shareholders of Post Modern, at the time of the Post Modern Common Shareholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Information Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Post Modern Common Shareholders' Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to Post Modern or any of its Affiliates, officers or directors should be discovered by Post Modern which should be set forth in an amendment to the Permit Application or a supplement to the Information Statement, Post Modern shall promptly inform Visigenic thereof.

          3.22 Governmental Authorizations and Regulations.  All licenses,
               -------------------------------------------
franchises, permits and other governmental authorizations held by Post Modern and material to its business are valid and sufficient for the business presently carried on by Post Modern. The business of Post Modern is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect on Post Modern.

          3.23 Subsidiaries.  Post Modern has no subsidiaries.  Post Modern does
               ------------
not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and Post Modern does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

          3.24 Compliance with Environmental Requirements.
               ------------------------------------------

               (a) As of the date hereof, to the best knowledge of Post Modern, no underground storage tanks are present under any property that Post Modern or any of its subsidiaries has at any time owned, operated, occupied or leased. As of the date hereof, except as set forth in the Post Modern Disclosure Schedule, no Material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), are present as a result of the actions of Post Modern, or any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Post Modern has at any time owned, operated, occupied or leased.

               (b) At no time has Post Modern transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Post Modern disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) Post Modern currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its Hazardous Material Activities and other businesses of Post Modern as such activities and businesses are currently being conducted, the absence of which would be reasonably likely to result in fines to Post Modern in excess of Five Thousand Dollars ($5,000).

               (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the best knowledge of Post Modern, threatened concerning any Environmental Permit or any Hazardous Material Activity of Post Modern. Post Modern is not aware of any fact or circumstance which could involve Post Modern in any environmental litigation or impose upon Post Modern any environmental liability which would be reasonably likely to exceed Five Thousand Dollars ($5,000).

          3.25 Corporate Documents.  Post Modern has furnished to Visigenic for
               -------------------
its examination: (i) copies of its Articles of Incorporation and Bylaws; (ii) its Minute Book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to Post Modern, or any securities of Post Modern, and all applications for such permits, orders, and consents; and
(iv) the stock transfer books of Post Modern setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Post Modern are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

          3.26 No Brokers.  Except for Hambrecht & Quist LLC, which Post Modern
               ----------
has retained for the Merger, neither Post Modern nor, to the best of Post Modern's knowledge, any Post Modern shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

          3.27 Disclosure.  No statements by Post Modern contained in this
               ----------
Agreement and the Exhibits attached hereto, any other Transaction Document or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     4.   Representations and Warranties of Visigenic.  Except as otherwise set
          -------------------------------------------
forth in the "Visigenic Disclosure Schedule" provided to Post Modern on the date hereof, Visigenic represents and warrants to the shareholders of Post Modern as set forth below. No fact or circumstance disclosed to Post Modern shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the Visigenic Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by Visigenic and Post Modern.

          4.1  Organization.  Visigenic is a corporation duly organized, validly
               ------------
existing and in good standing under the laws of the State of Delaware, and has corporate power and authority to carry on its business as it is now being conducted. Visigenic is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a Material Adverse Effect on Visigenic. The Visigenic Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of Visigenic and a true and complete list of all states in which Visigenic maintains any employees. The Visigenic Disclosure Schedule contains a true and complete list of all states in which Visigenic is duly qualified to transact business as a foreign corporation. True and complete copies of Visigenic's Certificate of Incorporation and Bylaws, as in effect on the date hereof and as to be in effect as of the Closing, have been provided to Post Modern or its representatives.

          4.2  Capitalization.
               --------------

               (a) The authorized capital of Visigenic consists, or will consist prior to the Closing, of:

                   (i)  Preferred Stock. 12,000,000 shares of preferred stock
                        ---------------
(the "Series A Preferred Stock"), of which 1,606,000 shares have been designated Series A Preferred Stock, 1,606,000 of which are issued and outstanding, and 6,000,000 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), 5,743,250 of which are issued and outstanding. The Series A Preferred Stock and the Series B Preferred Stock are collectively referred to herein as "Preferred Stock." The rights, privileges and preferences of the Preferred Stock are as stated in Visigenic's Certificate of Incorporation.

                   (ii) Common Stock. 30,000,000 shares of common stock ("Common
                        ------------
Stock"), of which 5,671,809 shares are issued and outstanding.

               (b) The Visigenic Disclosure Schedule accurately describes the vesting schedules associated with such Visigenic Common Stock and Visigenic Options.

               (c) Visigenic does not have outstanding any preemptive or subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any of Visigenic's capital stock or other securities.

               (d) All of the issued and outstanding shares of Visigenic's capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock, and all warrants and options to purchase capital stock of Visigenic, have been issued in full compliance with all applicable federal and state securities laws. None of Visigenic's issued and outstanding shares of capital stock, or options or rights to purchase capital stock of Visigenic, is subject to repurchase or redemption rights. There have not been and are not outstanding any adjustments made or required to be made to the conversion prices set forth in Visigenic's current Certificate of Incorporation. All of Visigenic's options have been issued in accordance with its current stock option plan and in accordance with all state securities laws.

               (e) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of Visigenic's capital stock.

               (f) Visigenic is not under any obligation to register under the Securities Act any shares of its capital stock or any other of its securities that might be issued in the future if the Merger were not consummated.

               (g) Visigenic is not a party or subject to any agreement or understanding (and, to the best of Visigenic's knowledge, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

          4.3  Power, Authority and Validity.  Visigenic has the corporate power
               -----------------------------
to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Visigenic and, on the Closing Date, by the stockholders of Visigenic, and no other corporate proceedings on the part of Visigenic are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. Visigenic is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of a certificate of merger with the Secretary of State of the State of Delaware, and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to Visigenic's business, nor consent of any governmental authority, is required to be obtained on the part of Visigenic to permit the transactions contemplated herein and continue the business activities of Visigenic as previously conducted by Visigenic without material adverse change. This Agreement is, and the other Transaction Documents when executed and delivered by Visigenic shall be, the valid and binding obligations of Visigenic enforceable in accordance with their respective terms.

          4.4  Financial Statements.
               --------------------

               (a) Visigenic has delivered to Post Modern copies of Visigenic's unaudited balance sheet as of March 31, 1996, and statements of operations, stockholders' equity and cash flow for the period then-ended (the "Visigenic Unaudited Financials") and the audited balance sheet as of March 31, 1995, and statements of operations, stockholders' equity and cash flow for the period then ended (collectively, the "Visigenic Financial Statements").

               (b) The Visigenic Financial Statements are complete and in accordance with the books and records of Visigenic and present fairly the financial position of Visigenic as of their historical dates. The Visigenic Financial Statements have been prepared in accordance with GAAP (except as to the Visigenic Unaudited Financials, for the absence of footnotes) applied on a basis consistent with prior periods. Except and to the extent reflected or reserved against in such balance sheets (including the notes thereto), Visigenic does not have, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the Visigenic Financial Statements are adequate in light of the contingencies with respect to which they are made.

               (c) Visigenic has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Visigenic Unaudited Financials, except for those (i) that may have been incurred after the date of the Visigenic Financial Statements or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto, except that Visigenic has not established any reserves with respect to the costs and fees associated with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby. All material debts, liabilities, and obligations incurred after the date of the Visigenic Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

          4.5  Tax Matters.
               -----------

               (a) Visigenic has fully and timely, properly and accurately filed all tax returns and reports required to be filed by them, including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from Visigenic have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the Visigenic Financial Statements are adequate and there are no tax liens on any property or assets of Visigenic. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

               (b) All taxes which Visigenic has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

               (c) Visigenic is not a party to any tax-sharing agreement or similar arrangement with any other party.

               (d) At no time has Visigenic been included in the federal consolidated income tax return of any affiliated group of corporations.

               (e) No payment which Visigenic is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agreement, severance agreement or otherwise will constitute an excess parachute payment as defined in Section 280G of the Code.

               (f) Visigenic is not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

          4.6  Tax Free Reorganization.
               -----------------------

               (a) Neither Visigenic nor, to the best of its knowledge, any Visigenic stockholder has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code.

               (b) Visigenic is not an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

          4.7  Absence of Certain Changes or Events.  Since March 31, 1996,
               ------------------------------------
Visigenic has not:

               (a) suffered any material adverse change in its financial condition or in the operations of its business, nor any material adverse changes in its balance sheet, (with the Visigenic Financial Statements and any subsequent balance sheet analyzed as if each had been prepared according to
GAAP), and including but not limited to cash distributions or material decreases in the net assets of Visigenic;

               (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its properties or business;

               (c) granted or agreed to make any increase in the compensation payable or to become payable by Visigenic to its officers or employees, except those occurring in the ordinary course of business;

               (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Visigenic or declared any direct or indirect redemption, retirement, purchase or other acquisition by Visigenic of such shares;

               (e) issued any shares of capital stock of Visigenic or any warrants, rights, options or entered into any commitment relating to the shares of Visigenic except for the issuance of Visigenic Shares pursuant to the exercise of outstanding options;

               (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

               (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

               (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

               (i)  suffered any labor dispute;

               (j) engaged in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

               (k) incurred any liabilities except in the ordinary course of business and consistent with past practice which would be required to be disclosed in financial statements prepared in accordance with GAAP;

               (l) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 4.8 hereof, other than any purchase money security interests incurred in the ordinary course of business;

               (m) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of Twenty Five Thousand Dollars ($25,000), or in the aggregate, in excess of Two Hundred Thousand Dollars ($200,000);

               (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or stockholder or any Affiliate or associate of any of the foregoing;

               (o) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the Visigenic Disclosure Schedule; or

               (p) agreed to take any action described in this Section 4.7 or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

          4.8  Title and Related Matters.  Visigenic has good and marketable
               -------------------------
title to all the properties, interests in properties and assets, real and personal, reflected in the Visigenic Financial Statements or acquired after the date of the Visigenic Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the Visigenic Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than Fifty Thousand Dollars ($50,000) in liabilities. The equipment of Visigenic used in the operation of its business is in good operating condition and repair. To the best of Visigenic's knowledge, all real or personal property leases to which Visigenic is a party are valid, binding, enforceable obligations of Visigenic effective in accordance with their respective terms. There is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default. The Visigenic Disclosure Schedule contains a description of all real and personal property leased or owned by Visigenic, identifying such property and, in the case of real property, stating the monthly rental due, term of lease and square feet leased. True and correct copies of Visigenic's leases have been provided to Post Modern or its representatives.

          4.9  Proprietary Rights.
               ------------------

               (a) Visigenic owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of Visigenic's business as conducted to the date hereof or contemplated, including, without limitation, the technology and all proprietary rights developed or discovered or used in connection with or contained in the Visigenic Products, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "Visigenic Proprietary Rights"). The foregoing representation as it relates to Visigenic Third Party Technology (as hereinafter defined) is limited to Visigenic's interest pursuant to the Visigenic Third Party Licenses (as hereinafter defined), all of which are valid and enforceable and in full force and effect and which grant Visigenic such rights to Visigenic Third Party Technology as are employed in or necessary to the business of Visigenic as conducted or proposed to be conducted. The Visigenic Disclosure Schedule contains an accurate and complete description of (i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered copyrights in or related to the Visigenic Products, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto, and (ii) a list of all licenses and other agreements with third parties (the "Visigenic Third Party Licenses") relating to any software, inventions, technology, know-how, or processes that Visigenic is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed by Visigenic (such software, inventions, technology, know-how and processes are collectively referred to as the "Visigenic Third Party Technology"). All of Visigenic's trademark or trade name registrations related to the Visigenic Products and all of Visigenic's copyrights in any of the Visigenic Products are valid and in full force and effect; and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against Visigenic (and Visigenic is not aware of any claims which are likely to be asserted against Visigenic or which have been asserted against others) by any person challenging Visigenic's use, possession, manufacture, sale or distribution of Visigenic Products under any patents, trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes utilized by Visigenic (including, without limitation, the Visigenic Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Visigenic Third Party Licenses). There is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the currently planned continued enhancement and exploitation by Visigenic of any of the Visigenic Products. None of the Visigenic Products nor the use or exploitation of any patents, trademarks, trade names, copyrights, software, technology, know-how or processes by Visigenic in its current business infringes on the rights of, constitutes misappropriation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

               (b) Visigenic has not granted any third party any right to manufacture, reproduce, distribute, market or exploit any of the Visigenic Products or any adaptations, translations, or derivative works based on the Visigenic Products or any portion thereof. Except with respect to the rights of third parties to the Visigenic Third Party Technology, no third party has any right to manufacture, reproduce, distribute, market or exploit any works or materials of which any of the Visigenic Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101.

               (c) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the Visigenic Products at any stage of their development (the "Visigenic Components") were written, developed and created solely and exclusively by employees of Visigenic without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights to Visigenic by means of valid and enforceable consultant confidentiality and invention assignment agreements, copies of which have been delivered to Post Modern. Visigenic has at all times used commercially reasonable efforts to treat the Visigenic Products and Visigenic Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by release into the public domain.

               (d) To the best of Visigenic's knowledge, no employee of Visigenic is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with Visigenic or, to the best of Visigenic's knowledge, any other party because of the nature of the business conducted by Visigenic or proposed to be conducted by Visigenic.

               (e) Each person presently or previously employed by Visigenic (including independent contractors, if any) with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Post Modern or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of such person, enforceable in accordance with their respective terms. To the best of Visigenic's knowledge, neither the execution or delivery of such agreements, nor the carrying on of Visigenic's business as employees by such persons, nor the conduct of Visigenic's business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

               (f) No product liability or warranty claims which individually or in the aggregate could exceed Twenty Five Thousand Dollars ($25,000) have been communicated to or threatened against Visigenic nor, to the best of Visigenic's knowledge, is there any specific situation, set of facts or occurrence that provides a basis for such claim. To the best knowledge of Visigenic, the Visigenic Disclosure Schedule sets forth all material defects known to Visigenic in the Visigenic Products that have been commercially released.

          4.10 Employee Benefit Plans.  There is no unfunded prior service cost
               ----------------------
with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by Visigenic. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by Visigenic conforms to all applicable requirements of the Employees Retirement Income Security Act of 1974. The Visigenic Disclosure Schedule lists and describes all profit-sharing, bonus, incentive, deferred compensation, vacation, severance pay, retirement, stock option, group insurance or other plans (whether written or not) providing employee benefits.

          4.11 Bank Accounts.  The Visigenic Disclosure Schedule sets forth the
               -------------
names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which Visigenic maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

          4.12 Contracts.
               ---------

               (a) Visigenic has no agreements, contracts or commitments that provide for the sale, licensing or distribution by Visigenic of any of its products, inventions, technology, know-how, trademarks or trade names except in the ordinary course of its business. True and correct copies of each document or instrument described in the Visigenic Disclosure Schedule pursuant to this
Section 4.12(a) have been made available to Post Modern or its representatives.

               (b) Visigenic has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Visigenic of more than Two Hundred Fifty Thousand Dollars ($250,000). True and correct copies of each document or instrument set forth in the

Visigenic Disclosure Schedule pursuant to this Section 4.12(b) have been made available to Post Modern or its representatives.

               (c) Without limiting the provisions of Section 4.9 and except for any agreements with Post Modern, Visigenic has not granted to any third party (including, without limitation, OEMs and site license customers) any rights to reproduce or manufacture any of the Visigenic Products, nor has Visigenic granted to any third party any exclusive rights of any kind with respect to any of the Visigenic Products, including, without limitation, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Visigenic Products, nor has Visigenic granted any third party any right to market any of the Visigenic Products under any "private label" or "OEM" arrangements pursuant to which Visigenic is not identified as the source of such goods.

               (d) Visigenic has no purchase agreement, contract or commitment that calls for fixed and/or contingent payments by Visigenic that are in excess of the normal, ordinary and usual requirements of business.

               (e) There is no outstanding sales contract, commitment or proposal (including, without limitation, porting and development projects) of Visigenic that is currently expected to result in any loss to Visigenic (before allocation of overhead and administrative costs) upon completion or performance thereof.

               (f) Visigenic has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

               (g) Visigenic has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on no more than thirty (30) days' notice without penalty or liability of any type, including without limitation severance or termination pay.

               (h) Visigenic has no currently effective collective bargaining or union agreements, contracts or commitments.

               (i) Visigenic is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

               (j) Visigenic is under no liability or obligation, and no such outstanding claim has been made, with respect to the return to Visigenic of inventory or merchandise in the possession of wholesalers, distributors, retailers, or other customers, except such liabilities, obligations and claims as, in the aggregate, do not exceed Fifty Thousand Dollars ($50,000).

               (k) Visigenic has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

               (l) Visigenic has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Visigenic of any sum not reflected in the Visigenic Financial Statements.

               (m) All material contracts, agreements and instruments to which Visigenic is a party are valid, binding, in full force and effect, and enforceable by Visigenic in accordance with their respective terms. No such material contract, agreement or instrument contains any material liquidated-damages, penalty or similar provision. Visigenic has not received any notice from any party to any such material contract, agreement or instrument that such party intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

               (n) The Visigenic Disclosure Schedule lists all material agreements pursuant to which Visigenic has agreed to manufacture for or supply to any third party any Visigenic Products or components thereto. True and correct copies of each document or instrument listed on the Visigenic Disclosure Schedule pursuant to this Section 4.12(n) have been provided to Post Modern or its representatives. The Visigenic Disclosure Schedule also lists each vendor who manufactures for or supplies to Visigenic any material product or component included in the Visigenic Products or is the sole source for any product or component included in the Visigenic Products.

               (o) Visigenic is not in default under or in breach or violation of, nor, to the best of Visigenic's knowledge, is there any valid basis for any claim of default by Visigenic under, or breach or violation by Visigenic of, any contract, commitment or restriction to which Visigenic is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on Visigenic. To the best of Visigenic's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which Visigenic is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on Visigenic.

          4.13 Orders, Commitments and Returns.  All accepted and unfilled
               -------------------------------
orders entered into by Visigenic for the sale, license, or lease or other disposition by Visigenic of its products, and all agreements, contracts, or commitments for the purchase of supplies by Visigenic, were made in the ordinary course of business. No outstanding purchase or outstanding lease commitment of Visigenic are in excess of the normal, ordinary and usual requirements of its business or was made at any price (on both a per unit and aggregate basis) materially in excess of the current market price at the time made, or contains terms and conditions materially more onerous to Visigenic than those usual and customary in the industry.

          4.14 Compliance With Law.  Visigenic is in compliance with all
               -------------------
applicable laws and regulations except where such failure would not have a Material Adverse Effect on Visigenic. Neither Visigenic nor, to the best of Visigenic's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Visigenic has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Visigenic has complied at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products.

          4.15 Labor Difficulties; No Discrimination.
               -------------------------------------

               (a) Visigenic is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours.

               (b) There is no unfair labor practice complaint against Visigenic actually pending or, to Visigenic's best knowledge, threatened before the National Labor Relations Board.

               (c) There is no strike, labor dispute, slowdown, or stoppage actually pending or, to Visigenic's best knowledge, threatened against Visigenic.

               (d) No union representation question exists respecting the employees of Visigenic and, to Visigenic's best knowledge, no union organizing activities are taking place.

               (e) No grievance that might have an adverse effect on Visigenic or the conduct of its business, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to Visigenic's best knowledge, no claims therefor exist.

               (f) No collective bargaining agreement that is binding on Visigenic restrict it from relocating or closing any of its operations.

               (g) Visigenic has not experienced any material work stoppage or other material labor difficulty.

               (h) There is and has been no claim against Visigenic based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor, to Visigenic's best knowledge, is there any basis for any such claim.

          4.16 Trade Regulation.  Visigenic has not terminated its relationship
               ----------------
with or refused to ship Visigenic Products to any dealer, distributor, OEM, third party marketing entity or customer which had theretofore paid or been obligated to pay Visigenic in excess of Twenty Five Thousand Dollars ($25,000) over any consecutive twelve (12) month period. All of the prices charged by Visigenic in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or to the best of Visigenic's knowledge, threatened against Visigenic with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and no specific situation, set of facts, or occurrence provides any basis for any such claim.

          4.17 Insider Transactions.  No Affiliate of Visigenic has any interest
               --------------------
in (i) any material equipment or other property, real or personal, tangible or intangible, including, without limitation, any item of intellectual property, used in connection with or pertaining to the business of Visigenic, or (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of Visigenic; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

          4.18 Employees, Independent Contractors and Consultants.  The
               --------------------------------------------------
Visigenic Disclosure Schedule lists and describes all currently effective consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which Visigenic is a party. True and correct copies of all such written agreements have been provided to Post Modern or its representatives. All salaries and wages paid by Visigenic are in compliance with applicable federal, state and local laws. Visigenic shall disclose in writing to Post Modern the annual rate of compensation, including bonuses and other payments of any kind of all employees. Visigenic's aggregate accrued vacation and severance pay as of March 31, 1996 was approximately One Hundred Fifteen Thousand Dollars ($115,000).

          4.19 Insurance.  The Visigenic Disclosure Schedule contains a list of
               ---------
the principal policies of fire, liability and other forms of insurance held by Visigenic.

          4.20 Litigation.  There are no suits, actions or proceedings pending
               ----------
or, to Visigenic's best knowledge, threatened against or affecting Visigenic or which questions or challenges the validity of this Agreement. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Visigenic.

          4.21 Permit Application; Information Statement.  The information
               -----------------------------------------
supplied by Visigenic and which is included in the Permit Application shall not, at the time the fairness hearing is held pursuant to Section 25142 of the California Law and at the time the qualification of such securities is effective under such Section 25122 of the California Law, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Visigenic for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to shareholders of Post Modern, at the time of the Post Modern Shareholder's Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Information Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Post Modern Shareholders' Meeting which has become false or misleading. If, at any time prior to the Effective Time, any event relating to Visigenic, or any of its Affiliates, officers or directors should be discovered by Visigenic which should be set forth in an amendment to the Permit Application or a supplement to the Information Statement, Visigenic shall promptly inform Post Modern and shall file such amendment.

          4.22 Governmental Authorizations and Regulations.  All licenses,
               -------------------------------------------
franchises, permits and other governmental authorizations held by Visigenic and material to its business are valid and sufficient for the business presently carried on by Visigenic. The business of Visigenic is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect on Visigenic.

          4.23 Subsidiaries.  Visigenic has no subsidiaries.  Visigenic does not
               ------------
own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and Visigenic does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

          4.24 Compliance with Environmental Requirements.
               ------------------------------------------

               (a) As of the date hereof, to the best knowledge of Visigenic, no underground storage tanks are present under any property that Visigenic or any of its subsidiaries has at any time owned, operated, occupied or leased. As of the date hereof, except as set forth in the Visigenic Disclosure Schedule, no Material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), are present as a result of the actions of Visigenic, or any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Visigenic has at any time owned, operated, occupied or leased.

               (b) At no time has Visigenic transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Visigenic disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) Visigenic currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its Hazardous Material Activities and other businesses of Visigenic as such activities and businesses are currently being conducted, the absence of which would be reasonably likely to result in fines to Visigenic in excess of Fifteen Thousand Dollars ($15,000).

               (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the best knowledge of Visigenic, threatened concerning any Environmental Permit or any Hazardous Material Activity of Visigenic. Visigenic is not aware of any fact or circumstance which could involve Visigenic in any environmental litigation or impose upon Visigenic any environmental liability which would be reasonably likely to exceed Fifteen Thousand Dollars ($15,000).

          4.25 Corporate Documents.  Visigenic has furnished to Post Modern for
               -------------------
its examination:  (i) copies of its Certificate of Incorporation and its Bylaws;
(ii) its Minute Book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to Visigenic, or any securities of Visigenic, and all applications for such permits, orders, and consents; and (iv) the stock transfer books of Visigenic setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Visigenic are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

          4.26 No Brokers.  Neither Visigenic and, to the best of Visigenic's
               ----------
knowledge, any Visigenic stockholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

          4.27 Disclosure.  No statements by Visigenic contained in this
               ----------
Agreement and the Exhibits attached hereto, any other Transaction Document or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     5.   Preclosing Covenants of Post Modern and Visigenic.
          -------------------------------------------------

          5.1  Material Consents.  Post Modern shall exert reasonable, good
               -----------------
faith commercial efforts to obtain any and all consents necessary for the assumption of the Material Contracts by the Surviving Corporation concurrent with the Merger as described in the Disclosure Schedule pursuant to Section 3.12(p) (the "Material Consents").

          5.2  Employment Agreements, Other Commitments Terminated.
               ---------------------------------------------------

               (a) Prior to the Contingencies Date, all employment agreements to which Post Modern is a party shall be reviewed by Post Modern and Visigenic and, as agreed between them, either terminated prior to the Contingencies Date or assumed by Visigenic as of the Closing with such modifications as may be acceptable to Post Modern, Visigenic and the employee party to such agreement. As of the Contingencies Date, any obligation of Post Modern to issue options, stock or warrants to any employee or consultant of Post Modern to whom such options, stock or warrants have been offered or promised shall have been fulfilled to the mutual satisfaction of Visigenic and Post Modern.

               (b) Simultaneously with the execution of this Agreement, the Key Employees shall each enter into a Non-Compete and Non-Solicitation Agreement with Visigenic in the form attached hereto as Exhibit B.
                                              ---------

               (c) At Closing, in order to induce certain Post Modern employees to accept employment with Visigenic, Visigenic will make a payment (the "Payment") in the amount and to the Post Modern employees (the "Listed Employee") identified on Exhibit C hereto. Payments made to each Listed Employee
                         ---------
shall be earned over 12 months, and shall vest a rate of 1/12 per month. In the event a Listed Employee ceases to be employed by Visigenic during the bonus vesting period other than because Visigenic has terminated his employment without cause or the Listed Employee has been constructively discharged, the Listed Employee shall repay the unvested portion of the Bonus to Visigenic upon termination of employment.

          5.3  Voting Agreement and Irrevocable Proxies.
               ----------------------------------------

               (a) Post Modern shall use its best efforts, on behalf of Visigenic and pursuant to the request of Visigenic, to cause holders of one hundred percent (100%) of the Post Modern Shares issued and outstanding to execute and deliver to Visigenic a voting agreement and irrevocable proxy, substantially in the form attached hereto as Exhibit D-1, concurrently with the
execution of this Agreement.                 -----------


               (b) Visigenic shall use its best efforts, on behalf of Post Modern and pursuant to the request of Post Modern, to cause holders of more than fifty percent (50%) of the shares of Visigenic Common Stock issued and outstanding, including all holders of Visigenic Common Stock who are directors of Visigenic, to execute and deliver to Post Modern a voting agreement and irrevocable proxy, substantially in the form attached hereto as Exhibit D-2,
concurrently with the execution of this Agreement.              -----------

          5.4  Advice of Changes.
               -----------------

               (a) Post Modern will promptly advise Visigenic in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Post Modern contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in Post Modern's business, taken as a whole.

               (b) Visigenic will promptly advise Post Modern in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Visigenic contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in Visigenic's business, taken as a whole.

     6.   Mutual Covenants.
          ----------------

          6.1  Conduct of Business by Post Modern.  Until the Closing, Post
               ----------------------------------
Modern will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of Visigenic:

               (a) borrow any money which borrowings exceed in the aggregate Fifty Thousand Dollars ($50,000);

               (b) incur or commit to incur any capital expenditures in excess of Fifty Thousand Dollars ($50,000) in the aggregate;

               (c) lease, license, sell, transfer or encumber or permit to be encumbered any asset, intellectual property right or other property associated with the business of Post Modern (including sales or transfers to Affiliates of Post Modern), except for sales of inventory in the usual and ordinary course of business;

               (d) dispose of any of its assets, except inventory in the regular and ordinary course of business;

               (e) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business;

               (f) pay any bonus, increased salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses (other than amounts not in excess of normal payments made on a regular basis);

               (g) change accounting methods, except to conform to GAAP and to conform to a March 31 fiscal year;

               (h) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

               (i) amend or terminate any contract, agreement or license to which it is a party except in the ordinary course of business;

               (j) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

               (k) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock, other than stock options granted as part of existing stock option program or pursuant to any recapitalization plan disclosed to and approved by Visigenic in its discretion (a "Recapitalization Plan");

               (l) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

               (m) amend its Certificate of Incorporation or Articles of Incorporation or Bylaws except as necessary to carry out a Recapitalization Plan;

               (n) make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of Post Modern;

               (o) do anything that would cause there to be material adverse changes in its Financial Statements (with such Financial Statements analyzed as if it had been prepared according to GAAP, and including but not limited to cash distributions or material decreases in the net assets of

Post Modern), except as would occur in the ordinary course of Post Modern's business, between the date of the Post Modern Financial Statements and the Closing Date; or

               (p) agree to do any of the things described in the preceding clauses Section 6.1(a) through (p).

          6.2  Shareholders' Tax Representations.  Post Modern will use its best
               ---------------------------------
efforts to cause each Post Modern shareholder holding at least one percent (1%) of its shares to execute prior to the Closing a reasonable continuity of interest representation concerning such shareholder's lack of plan or intention to sell, exchange or otherwise dispose of shares of Visigenic Common Stock to be received in the Merger.

          6.3  Conduct of Business by Visigenic.  Until the Closing, Visigenic
               --------------------------------
will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of Post Modern:

               (a) borrow more than Six Million Five Hundred Thousand Dollars ($6,500,000), and all such borrowings shall not provide for more than thirty three percent (33%) warrant coverage and shall not be due less than six (6) months from the Closing Date;

               (b) lease, license, sell, transfer or encumber or permit to be encumbered any asset, intellectual property right or other property associated with the business of Visigenic (including sales or transfers to Affiliates of Visigenic), except for the license of its products to customers in the usual and ordinary course of business;

               (c) dispose of any of its assets in excess of $100,000, except inventory in the regular and ordinary course of business;

               (d) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business;

               (e) pay any bonus, increased salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses (other than amounts not in excess of normal payments made on a regular basis);

               (f)  change accounting methods;

               (g) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock, except for the repurchase of any unvested stock;

               (h) amend or terminate any contract, agreement or license to which it is a party except in the ordinary course of business;

               (i) loan any amount in excess of $100,000 to any person or entity, or guaranty or act as a surety for any obligation;

               (j) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock, other than (i) stock options granted as part of an existing or proposed stock option program or pursuant to any recapitalization plan disclosed to and approved by Post Modern in its discretion, (ii) the issuance of up to 2,000,000 of its capital stock in connection with the acquisition of one or more other companies, or (iii) the sale and issuance of any equity securities of Visigenic (or rights to acquire such securities) at a price equal to or greater than $3.00 per share;

               (k) enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

               (l) amend its Certificate of Incorporation or Articles of Incorporation or Bylaws except as necessary to carry out this Merger;

               (m) make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of Visigenic or Post Modern;

               (n) do anything that would cause there to be material adverse changes in its Financial Statements (with such Financial Statements analyzed as if it had been prepared according to GAAP, and including but not limited to cash distributions or material decreases in the net assets of Visigenic), except as would occur in the ordinary course of Visigenic's business, between the date of the Visigenic Financial Statements, and the Closing Date; or

               (o) agree to do any of the things described in the preceding clauses Section 6.3(a) through (n).

          6.4  No Public Announcement.  The parties shall make no public
               ----------------------
announcement concerning this Agreement, their discussions or any other memos, letters or agreements between the parties relating to the Merger until such time as they agree to the contents of a mutually satisfactory press release which they intend to publicly-release on the date of this Agreement. Either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law.

          6.5  Other Negotiations.  Between the date hereof and the Closing, or
               ------------------
such earlier date as Visigenic and Post Modern mutually agree to discontinue discussions of the Merger (the "Expiration Date"), neither Visigenic nor Post Modern will take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than discussions pursuant to this Agreement) regarding any acquisition, any merger or consolidation with or involving Post Modern, or any acquisition of any material portion of the stock or assets. Post Modern and Visigenic agree that any such negotiations in progress as of the date hereof will be terminated or suspended during such period.

          6.6  Due Diligence, Investigation, and Audits.  At such time prior to
               ----------------------------------------
the Closing as may be reasonably requested, each party shall make available to the other party and the other party's employees, agents and representatives all information concerning the operation, business and prospects of such party as may be reasonably requested by the other party, including, without limitation, making the working papers of such party's independent certified public accountants available for inspection by the other party's independent certified public accountants. Each party will cooperate with the other party for the purpose of permitting the other party to discuss such party's business and prospects with such party's customers, creditors, suppliers and other persons having business dealings with such party, subject to reasonable confidentiality obligations between the parties.

          6.7  Regulatory Filings; Consents; Reasonable Efforts.  Subject to the
               ------------------------------------------------
terms and conditions of this Agreement, Post Modern and Visigenic shall use their respective best efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Securities Act, and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

          6.8  Further Assurances.  Prior to and following the Closing, each
               ------------------
party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     7.   Closing Matters.
          ---------------

          7.1  Filing of Certificate of Merger.  On the date of the Closing, but
               -------------------------------
not prior to the Closing, the Certificate of Merger shall be filed with the offices of the Secretary of State of the State of Delaware and the merger of Post Modern with and into Visigenic shall be consummated.

          7.2  Exchange of Certificates.
               ------------------------

               (a) Exchange Agent.  Prior to the Closing Date, Visigenic shall
              --------------
appoint Gray Cary Ware & Freidenrich to act as exchange agent (the "Exchange Agent") in the Merger.

               (b) Visigenic to Provide Stock. Promptly after the Effective Time
                   --------------------------
of the Merger (but in no event later than ten (10) business days thereafter), Visigenic shall make available for exchange in accordance with Section 2 and the Merger Agreement, through such reasonable procedures as Visigenic may adopt, the shares of Visigenic Common Stock issuable pursuant to Section 2 and the Merger Agreement in exchange for outstanding shares of Post Modern Stock (less the number of shares of Visigenic Common Stock to be deposited in escrow pursuant to Section 2.4).

               (c) Exchange Procedures. As soon as practicable after the
                   -------------------
Effective Time of the Merger (but no later than fifteen (15) days thereafter), the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding shares of Post Modern Stock (the "Certificates"), whose shares are being converted into Visigenic Common Stock pursuant to Section 2 and the Merger Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as Visigenic may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Visigenic Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Visigenic together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive the number of shares of Visigenic Common Stock to which such holder is entitled pursuant to Section 2 hereof (less the number of shares of Visigenic Common Stock to be deposited in escrow pursuant to Section 2.4). The Certificate so surrendered shall immediately be canceled. Visigenic shall make customary provisions for lost stock certificates. In the event of a transfer of ownership of Post Modern Stock that is not registered in the transfer records of Post Modern, the appropriate number of shares of Visigenic Common Stock may be delivered to a transferee if the Certificate representing such Post Modern Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 7.2, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent the right to receive upon such surrender the number of shares of Visigenic Common Stock as provided by this Section 7.2 and by the Delaware General Corporations Law.

               (d) No Further Ownership Rights in Post Modern Stock. All
                   ------------------------------------------------
Visigenic Common Stock delivered upon the surrender for exchange of shares of Post Modern Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Post Modern Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Post Modern Stock that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 7.2.

          7.3  Delivery of Documents.  On or before the Contingencies Date (as
               ---------------------
defined below) or at the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in Section 8 and Section 9, as specified in such Sections, including delivery of the counterpart signature pages of the Transaction Documents executed by Post Modern and/or Visigenic, as the case may be. All documents which Post Modern shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to Visigenic. All documents which Visigenic shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to Post Modern.

     8.   Conditions to Post Modern's Obligations.  Unless otherwise provided
          ---------------------------------------
below, Post Modern's obligations to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction by May 10, 1996 (the "Contingencies Date"), of each of the following conditions (any one or more of which may be waived by Post Modern, but only in a writing signed by Post Modern):

          8.1  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of Visigenic set forth in Section 4 shall be true in all material respects on and as of the Contingencies Date with the same force and effect as if they had been made at the Contingencies Date, and Post Modern shall receive a certificate to such effect from an officer of Visigenic.

          8.2  Covenants.  Visigenic shall have performed and complied with all
               ---------
of its covenants contained in Sections 5 and 6 on or before the Contingencies Date, and Post Modern shall receive a certificate from Visigenic to such effect signed by an officer of Visigenic.

          8.3  No Litigation.  On and as of the Contingencies Date, no
               -------------
litigation or proceeding shall be threatened or pending against Visigenic with the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, and Post Modern shall receive a certificate to such effect signed by an officer of Visigenic.

          8.4  Authorizations.  Post Modern shall have received from Visigenic
               --------------
written evidence that the execution, delivery and performance of Visigenic's obligations under this Agreement and the Certificate of Merger have been duly and validly approved and authorized by the Board of Directors of Visigenic and, as of the Closing, by the holders of the outstanding shares of capital stock of Visigenic.

          8.5  Government Consents.  There shall have been obtained at or prior
               -------------------
to the Contingencies Date such permits or authorizations other than a permit of the California Commissioner of Corporations (the "Commissioner") issued with respect to the Merger pursuant to Section 25121 of the California Corporate Securities Law, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

          8.6  Due Diligence.  The results of Post Modern's business,
               -------------
technology, legal and accounting due diligence review with respect to Visigenic shall not reveal any material misstatement or omission in the Visigenic Disclosure Schedule or previously undisclosed material liabilities of Visigenic.

          8.7  Visigenic Certificate of Incorporation.  Visigenic shall have
               --------------------------------------
amended and restated its Certificate of Incorporation in substantially the form attached hereto as Exhibit E.
                   ---------

          8.8  Supplemental Registration Rights Agreement.  Visigenic shall have
               ------------------------------------------
executed and delivered to the Shareholders a Supplemental Registration Rights Agreement in substantially the form attached hereto as Exhibit F.
                                                       ---------

          8.9  Election of Vice President, Chief Technical Officer and Director.
               ----------------------------------------------------------------
Jens Christensen shall have been elected Vice President and Chief Technical Officer of Visigenic, and shall have been elected a director of Visigenic.

          8.10 Voting Agreement.  Visigenic, holders of a majority of
               ----------------
Visigenic's outstanding shares, and the Shareholders shall have entered into a Voting Agreement, substantially in the form attached hereto as Exhibit G.
                                                               ---------

          8.11 No Adverse Development.  There shall not have been any material
               ----------------------
adverse changes in the financial condition, results of operations, assets, liabilities, business or prospects of Visigenic since the date of this Agreement.

          8.12 Supplement to Stockholder Agreement.  Visigenic and Mr. Sippl
               -----------------------------------
shall have entered into a Supplement to Stockholder Agreement, substantially in the form attached hereto as Exhibit H.
                            ---------

          8.13 Bonus Agreement.  Visigenic shall have entered into a Bonus
               ---------------
Agreement, substantially in the form attached hereto as Exhibit I, with each of
                                                        ---------
the Post Modern shareholders set forth on Exhibit C hereto.

          8.14 Dissenting Stockholders of Visigenic.  In the event that holders
               ------------------------------------
of more than two percent (2%) of the outstanding capital stock of Visigenic exercise their dissenters rights and dissent to the Merger (the "Excess Dissenters"), Visigenic shall have secured financing on or prior to the date amounts must be paid to the Excess Dissenters, which, if it is equity financing, shall be raised at no less than Four Dollars ($4.00) per share, and, if it is debt financing, shall comply with Section 6.3(a), to cover any payments required to be made by Visigenic to such Excess Dissenters.

          8.15 Commitment from Mr. Roger Sippl.  Mr. Sippl shall have executed
               -------------------------------
and delivered a commitment letter regarding his future purchase of Visigenic shares in certain circumstances, in a form approved by Visigenic and Post Modern prior to the execution and delivery of this Agreement.

          8.16 Date of Closing.  The Closing shall have occurred not later than
               ---------------
June 30, 1996, or such later date as the parties may mutually agree.

          8.17 Payment to Listed Employees.  At the Closing, Visigenic shall pay
               ---------------------------
the amounts set forth on Exhibit C hereto to each Listed Employee.
                         ---------

          8.18 Payment to Post Modern Shareholders.  At the Closing, Visigenic
               -----------------------------------
shall pay to those shareholders of Post Modern (the "Selling Shareholders") named on Exhibit J hereto, an amount equal to $4.00 (multiplied by the Exchange
         ---------
Ratio) per share for purchase of the number of Post Modern shares listed on

Exhibit J.
- ---------

          8.19  Fairness Hearing.  As of the Closing, a fairness hearing shall
                ----------------
have been held before the Commissioner, and the Commissioner shall have issued a permit for the issuance of the Visigenic Common Stock issuable pursuant to the terms of this Agreement.

          8.20 Opinion of Visigenic's Counsel.  At the Closing, Post Modern
               ------------------------------
shall have received from counsel to Visigenic, an opinion dated the Closing Date in substantially the form attached hereto as Exhibit K.
                                             ----------

          8.21 Litigation; Violation of Law.  As of the Closing, (i) no
               ----------------------------
litigation or proceeding shall be threatened or pending against Visigenic for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement and (ii) the consummation of the transactions contemplated by this Agreement shall not result in a material violation of any applicable federal or state law or regulation.

          8.22 Filing of Certificate of Merger.  As of the Closing, the
               -------------------------------
Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

     9.   Conditions to Visigenic's Obligations.  Unless otherwise provided
          -------------------------------------
below, the obligations of Visigenic are subject to the fulfillment or satisfaction by the Contingencies Date, of each of the following conditions (any one or more of which may be waived by Visigenic, but only in a writing signed by Visigenic):

          9.1  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of Post Modern contained in Section 3 shall be true in all material respects on and as of the Contingencies Date with the same force and effect as if they had been made at the Contingencies Date, and Visigenic shall receive a certificate from Post Modern to such effect with respect to the representations and warranties of Post Modern executed by the President and Chief Financial Officer of Post Modern.

          9.2  Covenants.  Post Modern shall have performed and complied with
               ---------
all of its covenants contained in Sections 5 and 6 on or before the Contingencies Date, and Visigenic shall receive a certificate from Post Modern to such effect signed by the President and Chief Financial Officer of Post Modern.

          9.3  No Litigation.  On and as of the Contingencies Date, no
               -------------
litigation or proceeding shall be threatened or pending against Post Modern for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, or which would have a Material Adverse Effect on Post Modern subsequent to the Closing (and no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator shall be outstanding against Post Modern) and Visigenic shall receive a certificate from Post Modern to such effect signed by the President and Chief Financial Officer of Post Modern.

          9.4  Authorizations.  Visigenic shall have received from Post Modern
               --------------
written evidence that the execution, delivery and performance of this Agreement and the Certificate of Merger have been duly and validly approved and authorized by its Board of Directors and, as of the Closing, by the holders of at least ninety-seven percent (97%) of the outstanding shares of capital stock of Post Modern. Visigenic shall have received a certificate from Post Modern to such effect signed by the President and Chief Financial Officer of Post Modern.

          9.5  Required Consents.  Visigenic shall have received all written
               -----------------
consents, assignments, waivers, authorizations or other certificates (including Material Consents) reasonably deemed necessary by Visigenic's legal counsel to provide for the continuation in full force and effect or assignment or termination of any and all contracts and leases of Post Modern.

          9.6  Government Consents.  There shall have been obtained at or prior
               -------------------
to the Contingencies Date such permits or authorizations and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

          9.7  Due Diligence.  The results of Visigenic's business, technology,
               -------------
legal and accounting due diligence with respect to Post Modern shall not reveal any material misstatement or omission in the Post Modern Disclosure Schedule or previously undisclosed material liabilities of Post Modern.

          9.8  Visigenic Certificate of Incorporation.  Visigenic shall have
               --------------------------------------
amended and restated its Certificate of Incorporation in substantially the form attached hereto as Exhibit E.
                   ---------

          9.9  Non-Compete and Non-Solicitation Agreements.  The Key Employees
               -------------------------------------------
shall have entered into the Non-Compete and Non-Solicitation Agreements referenced in Section 5.2(b) above.

          9.10 Offers of Employment Accepted.  Current employees of Post Modern
               -----------------------------
designated by Visigenic shall have accepted offers to be employed by Post Modern and/or Visigenic after the Merger.

          9.11 No Adverse Development.  There shall not have been any material
               ----------------------
adverse changes in the financial condition, results of operations, assets, liabilities, business or prospects of Post Modern since the date of this Agreement.

          9.12 Supplemental Registration Rights Agreement.  The Shareholders
               ------------------------------------------
shall have executed a Supplemental Registration Rights Agreement in substantially the form attached hereto as Exhibit F.
                                          ---------

          9.13 Voting Agreement.  The Shareholders shall have entered into a
               ----------------
Voting Agreement with Visigenic and the holders of a majority of Visigenic's outstanding shares , substantially in the form attached hereto as Exhibit G.
                                                                  ---------

          9.14 Supplement to Stockholder Agreement.  The Shareholders shall have
               -----------------------------------
entered into a Supplement to Stockholder Agreement, substantially in the form attached hereto as Exhibit H.
                   ---------

          9.15 Bonus Agreement.  Each of the Post Modern employees set forth on
               ---------------
Exhibit C hereto shall have entered into a Bonus Agreement, substantially in the form attached hereto as Exhibit I.
                        ---------

          9.16 Date of Closing.  The Closing shall have occurred not later than
               ---------------
June 30, 1996, or such later date as the parties may mutually agree.

          9.17 Fairness Hearing.  As of the Closing, a fairness hearing shall
               ----------------
have been held before the Commissioner, and the Commissioner shall have issued a permit for the issuance of the Visigenic Common Stock issuable pursuant to the terms of this Agreement.

          9.18 Opinion of Post Modern's Counsel.  At the Closing, Visigenic
               --------------------------------
shall have received from counsel to Post Modern, an opinion dated the Closing Date in substantially the form attached hereto as Exhibit L.
                                                  ---------

          9.19 Litigation; Violation of Law.  As of the Closing, (i) no
               ----------------------------
litigation or proceeding shall be threatened or pending against Visigenic for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement and (ii) the consummation of the transactions contemplated by this Agreement shall not result in a material violation of any applicable federal or state law or regulation.

          9.20 Filing of Certificate of Merger.  As of the Closing, the
               -------------------------------
Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware.

     10.  Termination of Agreement.
          ------------------------

          10.1 Termination.  This Agreement may be terminated at any time prior
               -----------
to the Closing by the mutual written consent of each of the parties hereto. This Agreement may also be terminated and abandoned:

               (a) By Visigenic if any of the conditions precedent to Visigenic's obligations pursuant to Section 9 shall not have been fulfilled at and as of either the Contingencies Date or the Closing, specified in
Section 10.

               (b) By Post Modern if any of the conditions precedent to Post Modern's obligations pursuant to Section 8 above shall not have been fulfilled at and as of either the Contingencies Date or the Closing, specified in
Section 10.

               (c) By either Post Modern or Visigenic, if the Merger is not effected by June 30, 1996.

     Any termination of this Agreement under this Section 10.1 shall be effected by the delivery of written notice of the terminating party to the other parties hereto.

          10.2 Liability for Termination.  Any termination of this Agreement
               -------------------------
pursuant to this Section 10 shall be without further obligation or liability upon any party in favor of any other party hereto; provided, that if such termination shall result from the willful failure of a party to carry out its obligations under this Agreement, then such party shall be liable for losses incurred by the other parties as set forth in Section 10.5. The provisions of this Section 10.2 shall survive termination.

          10.3 Certain Effects of Termination.  In the event of the termination
               ------------------------------
of this Agreement by either Post Modern or Visigenic as provided in Section 10.1 hereof:

               (a) each party, if so requested by the other party, will (i) return promptly every document (other than documents publicly available) furnished to it by the other party (or any subsidiary, division, associate or affiliate of such other party) in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof which may have been made, and will cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made, or (ii) destroy such documents and cause its representatives and such other representatives to destroy such documents, and such party shall deliver a certificate executed by its president or vice president stating to such effect; and

               (b) Post Modern and Visigenic shall continue to abide by the provisions of the Mutual Nondisclosure Agreement between Visigenic and Post Modern entered into as of April 17, 1996. This Section 10.3 shall survive any termination of this Agreement.

          10.4 Remedies.  No party shall be limited to the termination right
               --------
granted in Section 10.1 hereto by reason of the nonfulfillment of any condition to such party's closing obligations but may, in the alternative, elect to do one of the following:

               (a) proceed to close despite the nonfulfillment of any closing condition, it being understood that consummation of the transactions contemplated hereby shall be deemed a waiver of any misrepresentation or breach of warranty or covenant and of any party's rights and remedies with respect thereto to the extent that the other party shall have actual knowledge of such misrepresentation or breach and the Closing shall nonetheless take place; or

               (b) decline to close, terminate this Agreement as provided in
Section 10.1 hereof, and thereafter seek damages to the extent permitted in
Section 10.5 hereof.

          10.5 Right to Damages.  If this Agreement is terminated pursuant to
               ----------------
Section 10.1 hereof, neither party hereto shall have any claim against the other except if the circumstances giving rise to such termination were caused by the other party's wilful failure to comply with a material covenant set forth herein, in which event the following applies:

               (a) If Post Modern terminates this Agreement as a result of a wilful breach by Visigenic of one or more of the covenants contained in Sections 5 or 7 hereof, Post Modern and Visigenic each agrees that it would be impracticable and/or extremely difficult to fix or establish the actual damages sustained by Post Modern, and that One Million Dollars ($1,000,000) (the "Damages") is a reasonable approximation of such damages considering all of the circumstances existing as of the date hereof. Accordingly, in the event Post Modern terminates this Agreement by reason of Visigenic's wilful breach of the covenants contained in Sections 5 or 7 hereof, the Damages shall constitute and be deemed to be the agreed and liquidated damages of Post Modern and shall be paid by Visigenic to Post Modern as Post Modern's sole and exclusive remedy.

               (b) If Visigenic terminates this Agreement as a result of a wilful breach by Post Modern of one or more of the covenants contained in Sections 5, 6 or 7 hereof, Post Modern and Visigenic each agrees that it would be impracticable and/or extremely difficult to fix or establish the actual damages sustained by Visigenic, and that the Damages is a reasonable approximation of such damages considering all of the circumstances existing as of the date hereof. Accordingly, in the event Visigenic terminates this Agreement by reason of Post Modern's wilful breach of the covenants contained in Sections 5, 6 or 7 hereof, the Damages shall constitute and be deemed to be the agreed and liquidated damages of Visigenic and shall be paid by Post Modern to Visigenic as Visigenic's sole and exclusive remedy.

     11.  Indemnification.
          ---------------

          11.1 Survival of Representations, Warranties, Covenants and
               ------------------------------------------------------
               Agreements.
               ----------

               (a) The representations, warranties, covenants and agreements of the parties contained in Sections 3, 4, and 6.8 of this Agreement or in any writing delivered pursuant to such sections, to the extent that a breach or default in any such representations, warranties, covenants or agreements is not as a result of fraud, shall not terminate at, but rather shall survive, the Closing Date and shall terminate on the first anniversary of the Closing Date or such other date as specified in such provisions; provided, however, that such
                                                 --------  -------
representations, warranties, covenants and agreements shall survive as to any claim or demand made prior to their termination date until such claim or demand is fully paid or otherwise resolved by the parties hereto in writing or by a court of competent jurisdiction.

               (b) The covenants and agreements of the parties contained in Sections 5 and 6 (other than 6.8), 7, 8 and 9 of this Agreement shall terminate at and shall not survive the Closing Date, except for covenants that by their own terms apply after the Closing Date.

          11.2  Indemnification by Post Modern.
                ------------------------------

               (a)  General.
                    -------

                    (i) Post Modern shall, indemnify and hold harmless Visigenic, its directors and officers, and each other person, if any, who controls Visigenic within the meaning of the Securities Act ("Controlling Persons") in respect of any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating, bringing or defending any actions or threatened actions) reasonably incurred by Visigenic, any of its directors, officers or Controlling Persons in connection with each and all of the following:

                         (A) any misrepresentation or breach of any warranty
made by Post Modern in this Agreement or in any schedule, exhibit, certificate or other instrument contemplated by this Agreement; and

                         (B) the breach of any covenant, agreement or obligation
of the Shareholders contained in this Agreement or any other instrument contemplated by this Agreement.

                         (C) the payment to dissenting shareholders in excess of
the value of Post Modern Stock based upon a value of Post Modern of Four Dollars ($4.00) at the time of the Merger and the payment of legal fees and costs in excess of Ten Thousand Dollars ($10,000) incurred in connection with any legal action instituted by a legal shareholder of Post Modern in connection with the Merger, including any action by a dissenting shareholder.

                    (ii) In no event shall the liability under this Section 11.2(a) of Post Modern exceed the amount of Post Modern Escrow Shares.

               (b)  Claims for Indemnification.
                    --------------------------

                    (i) Whenever any claim shall arise for indemnification under this Section 11, Visigenic shall describe such claim in a written notice ("Notice of Claim") to the Representatives and, when known, specify the facts constituting the basis for such claim and the amount or an estimate of the amount of such claim. Each Notice of Claim shall (A) be signed by a proper representative of Visigenic, (B) contain a description of the claim, (C) specify the amount of such claim, and (D) state that, in the opinion of the signer thereof, such Notice of Claim is valid under the terms of Section 11 hereof and is being given by Visigenic in good faith.

                    (ii) Visigenic shall give the Representatives prompt notice of any claim for indemnification hereunder resulting from, or in connection with, any claim or legal proceeding by a person who is not a party to this Agreement ("Third Party Claim") and, with respect to any Third Party Claim, Visigenic shall undertake the defense thereof by representatives reasonably satisfactory to Visigenic and the Representatives. Visigenic shall not have the right to settle or compromise or enter into any binding agreement to settle or compromise, or consent to entry of any judgment arising from, any such claim or proceeding in its sole discretion without the prior written consent of the Representatives. The Representatives shall have the right to participate in any such defense of a Third Party Claim with advisory counsel of their own choosing at their own expense. In the event Visigenic, within a reasonable time after notice of any Third Party Claim, fails to defend, the Representatives shall have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of, and for the account of, the Shareholders, at the expense and risk of the Shareholders to the extent of their liability set forth in Section
11. The Representatives, without Visigenic's written consent, shall not settle or compromise any such Third Party Claim or consent to entry of any judgment that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to Visigenic and/or Visigenic's subsidiary or subsidiaries, or affiliate or affiliates, as the case may be, an unconditional release from all liability in respect of such Third Party Claim. Notwithstanding any provision herein to the contrary, failure of Visigenic to give any notice of any Third Party Claim required by this Section 11 shall not constitute a waiver of Visigenic's right to indemnification or a defense to any claim by Visigenic hereunder.

               (c) Manner of Indemnification.  All indemnification by Post
              ------------------------------
Modern hereunder shall be effected by the transferring and assigning to Post Modern Escrow Shares having a value equal to the amount of the indemnification liability, using an agreed amount of cash equal to $4.00 per share of Visigenic Common Stock until either (i) the 12-month anniversary of the Closing Date, or
(ii) the escrow is exhausted, whichever occurs first.

          11.3 Indemnification by Visigenic.
               ----------------------------

               (a)  General.
                    -------

                    (i) Visigenic shall indemnify and hold harmless the Shareholders in respect of any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating, bringing or defending any actions or threatened actions) reasonably incurred by the Shareholders in connection with each and all of the following:

                         (A) any misrepresentation or breach of any warranty
made by Visigenic in this Agreement or in any schedule, exhibit, certificate or other instrument contemplated by this Agreement; and

                         (B) the breach of any covenant, agreement or obligation
of Visigenic contained in this Agreement or any other instrument contemplated by this Agreement, except for covenants that by their own terms apply after the Closing Date.

                    (ii) In no event shall the liability under Section 11.3(a)(i) of Visigenic exceed Three Million Dollars ($3,000,000).

               (b) Claims for Indemnification. Any claim for indemnification
                   --------------------------
which the Shareholders may have against Visigenic hereunder must be specifically described in a written notice which is delivered to Visigenic; otherwise, the Shareholders shall not be entitled to any indemnification by Visigenic relating to such claim.

               (c) Manner of Indemnification. All indemnification by Visigenic
              -------------------------
under Section 11.3(a) shall be effected by the paying to Shareholders, on a pro rata basis, funds having a value equal to the amount of the indemnification liability, until either (i) the 12-month anniversary of the Closing Date, or
(ii) the amount specified in Section 11.3(a)(ii) is exhausted, whichever occurs first.

          11.4 Arbitration.  If a party makes a good faith determination that a
               -----------
breach (or potential breach) of any of the confidentiality, non-competition, or intellectual property rights provisions of this Agreement by the other party (or the Shareholders) may result in damages or consequences that will be immediate, severe, and incapable of adequate redress after the fact, so that a temporary restraining order or other immediate injunctive relief is necessary for a realistic and adequate remedy, that party may seek immediate injunctive relief without first seeking relief through arbitration. After the court has ruled on the request for injunctive relief, the parties will thereafter proceed with arbitration of the dispute and stay the litigation pending arbitration. Subject to the foregoing, any dispute arising out of this Agreement, or its performance or breach, shall be resolved by binding arbitration under the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14. The parties hereto agree that pursuant to Section 9 of the Federal Arbitration Act, a judgment of the United States District Courts for the Northern District of California shall be entered upon the award made pursuant to the arbitration. A single arbitrator, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected according to the AAA Rules within ten (10) days of the submission to the AAA of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The arbitrator shall conduct the arbitration in accordance with the Federal Rules of Evidence. The arbitrator shall decide the amount and extent of pre-hearing discovery which is appropriate. The arbitrator shall have the power to enter any award of monetary and/or injunctive relief (including the power issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by either of the parties and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by either of the parties), including the power to render an award as provided in Rule 43 of the AAA Rules; provided, however, that the arbitrator shall not have
                          --------  -------
the power to award punitive damages under any circumstances (whether styled as punitive, exemplary, or treble damages, or any penalty or punitive type of damages) regardless of whether such damages may be available under applicable law, the parties hereby waiving their rights to recover any such damages. The arbitrator shall award the prevailing party its costs and reasonable attorneys' fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrator's fees. All arbitration shall be held in Palo Alto, California. In addition to the above court, the arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the foregoing, the parties irrevocably submit to the nonexclusive jurisdiction of the state and federal courts situated where the respondent is domiciled or resides as of the Effective Date in any action to enforce an arbitration award. With respect to any request for immediate injunctive relief, that state and federal courts in Palo Alto, California, shall have nonexclusive jurisdiction and venue over any such disputes.

          11.5 Limitation on Indemnification.  No indemnified party hereunder
               -----------------------------
will be entitled to make a claim against any indemnifying party under Section
11.2 unless and until the aggregate amount of indemnifiable losses incurred exceeds Fifty Thousand Dollars ($50,000), and then only to the extent of the excess.

          11.6 The Shareholders Representatives; Power of Attorney.  The
               ---------------------------------------------------
Shareholders shall appoint Jens Christensen, Neguine Navab and Prasad Mokkapati as their true and lawful attorneys-in-fact, agents and representatives (the "Representatives"), with full power of substitution and resubstitution, to negotiate and sign all amendments to this Agreement, and all other documents in connection with the transactions contemplated by this Agreement. Should any Representative be unable or unwilling to serve or to appoint his successor to serve in his stead, and unless the Shareholders appoint a successor to serve in his stead, such Shareholders shall be deemed to be represented by the remaining Representative or the Board of Directors of Post Modern should the remaining Representative be unable or unwilling to serve in his capacity. All actions by the Representatives shall be by majority vote.

          11.7 Escrow.
               ------

               (a) Post Modern Escrow Shares shall be placed with an escrow agent, satisfactory to Visigenic, Post Modern and the Representatives for a period beginning on the Closing Date and ending on the 12-month anniversary of the Closing Date, to be disbursed solely upon the joint signatures of Visigenic, Post Modern and the Representatives, all as set forth below. Disbursements from the escrow shall be made for the payment of amounts, if any, to satisfy the indemnification rights of Visigenic and Post Modern pursuant to Section 11 hereof.

               (b) The Post Modern Escrow Shares shall be disbursed during the term hereof at any time or from time to time, Visigenic may give the Representatives a Notice of Claim. Such Notice of Claim must be for a specified amount.

                    (i) Post Modern and/or the Representatives may give Visigenic a written notice ("Notice of Objection") (A) attaching a copy of such Notice of Claim, (B) stating that, in the good faith opinion of the Representatives, the claim described in such Notice of Claim is invalid (either in whole or in specified party) under the terms of Section 11 hereof, (C) giving the reasons for the alleged invalidity, and (D) stating that, based on such alleged invalidity, the Representatives object to the payment of any portion of the Post Modern Escrow Shares to the requesting party on account thereof. In the event that a Notice of Objection alleges that a Notice of Claim is only partially invalid, each of Post Modern and the Representatives, within thirty (30) days of the receipt of such Notice of Claim, agree to pay over to Visigenic that portion of the amounts specified in such Notice of Claim as to which no objection is made. Post Modern and/or the Representatives are not required to agree to make any payments to Visigenic in respect of a Notice of Claim that has been objected to in a Notice of Objection given to Post Modern and/or the Representatives as aforesaid except
(X) as provided in the immediately preceding sentence, or (Y) in accordance with an order of any arbitration panel initiated by any of the parties hereto pursuant to paragraph (v) below.

                    (ii) Visigenic, Post Modern and the Representatives agree to submit to final and binding arbitration any and all disputes Post Modern and/or the Representatives have specified in a Notice of Objection or Visigenic has specified in a Notice of Claim to which the Representatives have not responded within thirty (30) days of receipt of such Notice of Claim. Any such dispute subject to arbitration in accordance with the AAA Rules as provided in Section 11 hereof.

               (c) The escrow shall be terminated on the 12-month anniversary of the Closing Date; provided, however, that the escrow may continue beyond such
                  --------  -------
12 month anniversary, if Visigenic has asserted indemnification claims, and any such claims remain unsatisfied.

     12.  Miscellaneous.
          -------------

          12.1 Governing Laws.  It is the intention of the parties hereto that
               --------------
the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

          12.2 Binding upon Successors and Assigns.  Subject to, and unless
               -----------------------------------
otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

          12.3 Severability.  If any provision of this Agreement, or the
               ------------
application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          12.4 Entire Agreement.  This Agreement, the exhibits hereto, the
               ----------------
documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

          12.5 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

          12.6 Expenses.  Except as provided to the contrary herein, each party
               --------
shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement, the exhibits hereto, and the other Transaction Documents. If the Merger is consummated, all investment banking, broker's and finder's fees incurred by Post Modern and/or its shareholders in connection with the Merger will be deemed to be expenses of the shareholders, will be borne by the shareholders of Post Modern and will not become obligations of Post Modern.

          12.7 Amendment and Waivers.  Any term or provision of this Agreement
               ---------------------
may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

          12.8 Survival of Agreements.  All covenants, agreements,
               ----------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto and shall terminate on the date one year after the Closing Date.

          12.9 No Waiver.  The failure of any party to enforce any of the
               ---------
provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

          12.10  Attorneys' Fees.  Should suit be brought to enforce or
                 ---------------
interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

          12.11  Notices.  Any notice provided for or permitted under this
                 -------
Agreement will be treated as having been given when (a) delivered personally,
(b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 12.11.

     Post Modern:        Post Modern Computing Technologies Inc.
                         1975 Landings Drive
                         Mountain View, CA  94043
                         Attention:  Jens Christensen

     With copy to:       Fenwick & West LLP
                         2 Palo Alto Square
                         Palo Alto, CA  94306
                         Attention:  Mark C. Stevens

     Visigenic:     Visigenic Software, Inc.
                    951 Mariner's Island Boulevard
                    San Mateo, CA  94404
                    Attention:  Roger J. Sippl

     With copy to:  Gray Cary Ware & Freidenrich
                    400 Hamilton Avenue
                    Palo Alto, CA 94301
                    Attention:  George H. Hohnsbeen II

Such notice will be treated as having been received upon actual receipt.

          12.12      Time.  Time is of the essence of this Agreement.
                     ----

          12.13      Construction of Agreement.  This Agreement has been
                     -------------------------
negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

          12.14      No Joint Venture.  Nothing contained in this
                     ----------------
Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 12.14.

          12.15      Pronouns.  All pronouns and any variations thereof
                     --------
shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

          12.16      Further Assurances.  Each party agrees to cooperate
                     ------------------
fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

          12.17      Absence of Third Party Beneficiary Rights.  No
                     -----------------------------------------
provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner of any party hereto or any other person or entity except employees and shareholders of Post Modern specifically referred to herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

VISIGENIC SOFTWARE, INC.            POST MODERN COMPUTING TECHNOLOGIES INC.


By:                                 By:
   -------------------------------     -----------------------------------
Title:                              Title:
      ----------------------------        --------------------------------